Exhibit 4.1

AMERICAN PETROLEUM TANKERS PARENT LLC

and AP TANKERS CO.

as Issuers

and

THE GUARANTORS PARTY HERETO

103% FIRST PRIORITY SENIOR SECURED NOTES DUE 2015

INDENTURE

DATED AS OF MAY 17, 2010

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Section Indenture
310	(a)(1)	7.11
	(a)(2)	7.11
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.11
	(b)	7.3; 7.11
	(c)	N.A.
311	(a)	7.12
	(b)	7.12
	(c)	N.A.
312	(a)	2.5
	(b)	13.3
	(c)	13.3
313	(a)	7.7
	(b)(1)	7.7
	(b)(2)	7.7
	(c)	7.7
	(d)	7.7
314	(a)	13.5
	(b)	N.A.
	(c)(1)	13.4
	(c)(2)	13.4
	(c)(3)	N.A.
	(d)	10.3
	(e)	13.5
	(f)	N.A.
315	(a)	7.1
	(b)	7.6
	(c)	7.1
	(d)	7.1
	(e)	6.11
316	(a) (last sentence)	2.9
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
	(c)	2.13
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.4
318	(a)	N.A.
	(b)	N.A.
	(c)	N.A.

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

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-ii-

-iii-

-iv-

EXHIBITS

Exhibit A	FORM OF 10 1/4% FIRST PRIORITY SENIOR SECURED NOTE
Exhibit B	FORM OF NOTATIONAL GUARANTEE
Exhibit C	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A
Exhibit D	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

-v-

This Indenture, dated as of May 17, 2010, is by and among American Petroleum Tankers Parent LLC, a Delaware limited liability company (the “Company”), AP Tankers Co., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors (as defined herein) and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity and not in its individual capacity, the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) the Issuers’ 10 1/4% First Priority Senior Secured Notes due 2015 issued on the date hereof that contain the restrictive legend in Exhibit A (the “Initial Notes”), (ii) Exchange Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or pursuant to an effective registration statement under the Securities Act without the restrictive legend in Exhibit A (the “Exchange Notes”) and (iii) Additional Notes issued from time to time together with the Initial Notes and any Exchange Notes, the “Notes”).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions.

“Acquired Debt” means Debt of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.

“Additional Notes” means Notes (other than the Initial Notes) issued pursuant to Article II hereof and otherwise in compliance with the provisions of this Indenture.

“Agent” means any Registrar, Paying Agent (so long as Trustee serves in such capacity) or co-registrar.

“Adjusted Consolidated Net Income” means, with respect to any Person, for any period, the sum of (i) Consolidated Net Income plus (ii) 50% of Depreciation and Amortization plus (iii) 100% of any non-cash interest payable to the Sponsors pursuant to the Second Lien Facility as in effect on the Issue Date.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing. Any Person directly or indirectly owning 10% or more of the outstanding Capital Interests of the Company will be deemed an Affiliate.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the then outstanding principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at May 1, 2012 (such redemption price being set forth in the table appearing in Section 3.7(b) plus (ii) all required interest payments due on the Note through May 1, 2012 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Note.

“Appraised Value” means the appraised value of the Vessels owned and pledged as Collateral for the Notes as set forth in the most recent appraisal by an independent third party appraiser of national standing delivered to the Trustee and accompanied by an officers’ certificate.

“Asset Acquisition” means:

(a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

(b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:

(i) Capital Interests in another Person (other than Capital Interests in the Company or directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

(ii) any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment and any sale of inventory in the ordinary course of business); provided, however, that the term “Asset Sale” shall exclude:

(a) an issuance of Capital Interests by a Restricted Subsidiary of the Company to the Company or another Restricted Subsidiary;

(b) the sale or lease of products, services or accounts receivable in the ordinary course of business or consistent with past practice (including sales and chartering of Vessels);

(c) any transaction permitted by Section 5.1 that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole;

(d) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $10.0 million;

(e) sales or other dispositions of cash or Eligible Cash Equivalents;

(f) sales of interests in Unrestricted Subsidiaries;

(g) the disposition of assets (other than Obsolete Equipment) that, in the good faith judgment of the Board of Directors of the Company, are no longer used or useful in the business of the Company;

(h) a Restricted Payment or Permitted Investment that is otherwise permitted by this Indenture;

(i) any trade-in of equipment in exchange for other equipment in the ordinary course;

(j) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(k) leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of this Indenture;

(l) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; provided, however, if the disposition is by a Restricted Subsidiary that is a Guarantor, then the disposition must be to a Guarantor;

(m) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and consistent with past practice;

(n) licensing of intellectual property in accordance with industry practice in the ordinary course of business;

(o) any exchange of like property pursuant to Section 1031 of the Code for use or useful in a Permitted Business;

(p) the surrender of contract rights or settlement or release of claims in the ordinary course of business;

(q) any sales or other dispositions of Obsolete Equipment in the ordinary course of business, including scrapping of Obsolete Equipment; or

(r) any Sale and Leaseback Transaction permitted in accordance with the terms of this Indenture.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Asset Sale Offer” means an Offer to Purchase required to be made by the Issuers, Parent or another Restricted Subsidiary, as the case may be, pursuant to Section 4.10 to all Holders.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended). Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligations.”

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

“Board of Directors” means (i) with respect to the Company or any Restricted Subsidiary, its board of directors or any duly authorized committee thereof; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Chief Executive Officer, Secretary or an Assistant Secretary of the Company, the Co-Issuer, Parent or any Restricted Subsidiary to have been duly adopted by the Board of Directors, unless the context specifically requires that such resolution be adopted by a majority of the Disinterested Directors, in which case by a majority of such Disinterested Directors, and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.12, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased

“Certificated Notes” means Notes that are in the form of Exhibit A attached hereto.

“Change of Control” means, with respect to any Person, the occurrence of any of the following events:

(a) the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, that is or becomes the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Interests in the Company; provided that if such person is a group of investors which group includes one or more Permitted Holders, the shares of Voting Interests of the Company beneficially owned by the Permitted Holders that are part of such group shall not be counted for purposes of determining whether this clause (a) is triggered; or

(b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the equityholders of such Person was approved by the Sponsor or a vote of a majority of the directors of such Person then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Person’s Board of Directors then in office; provided that any directors elected or appointed to the Board of Directors to satisfy the requirements of any national securities exchange and the seats to which they were elected or appointed shall not be included for purposes of the foregoing determination; or

(c) the Company or any Restricted Subsidiary sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of the Company’s and its Restricted Subsidiaries’ assets (determined on a consolidated basis) to any Person, or the Company merges or consolidates with, a Person other than a Restricted Subsidiary of the Company (unless the shareholders or members holding Voting Interests of the Company immediately prior to such merger or consolidation control in excess of 50% of the Voting Interests in the surviving Person immediately following such merger or consolidation).

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Collateral” shall mean, collectively, all of the “Pledged Collateral” (as defined in the Security Agreement), the Mortgaged Vessels, and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Security Document.

“Collateral Account” means the collateral account established pursuant to this Indenture and the Security Documents.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as Collateral Agent under the Security Documents together with its successors.

“Commission” means the Securities and Exchange Commission and any successor thereto.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Company” has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:

(i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(a) Consolidated Net Income;

(b) Consolidated Non-cash Charges;

(c) Consolidated Interest Expense to the extent the same was deducted in computing Consolidated Net Income;

(d) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); and

(e) to the extent actually incurred, all one-time cash severance costs; less

(ii) the sum of the following:

(a) non-cash items increasing Consolidated Net Income for such period, other than (x) the accrual of revenue consistent with past practice, and (y) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four-Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a) the Incurrence of any Debt (other than working capital borrowings under any revolving credit facility in the ordinary course of business) of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Debt (other than working capital borrowings under any revolving credit facility in the ordinary course of business) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(b) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) Incurring Acquired Debt and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition or Asset Sale) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Debt or Acquired Debt) occurred on the first day of the Four-Quarter Period.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(a) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter (other than working capital borrowings under any revolving credit facility incurred in the ordinary course of business) shall be computed based upon the average daily interest on such Debt during the applicable period;

(b) if interest on any Debt (other than working capital borrowings under any revolving credit facility incurred in the ordinary course of business) actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate will be computed based upon the average daily interest on such Debt during the applicable period; and

(c) notwithstanding clause (a) or (b) above, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i) Consolidated Interest Expense, excluding, for this purpose only, any non-cash interest payable to the Sponsors pursuant to the Second Lien Facility as in effect on the Issue Date; and

(ii) the product of (a) all dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Interests of such Person and its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, (x) if such Person is not a corporation, the Permitted Tax Payments of such Person for such period or (y) if such Person is a corporation, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, but without duplication:

(a) any amortization of debt discount, original issue discount, non-cash interest payments or accruals;

(b) the net cost under non-speculative Hedging Obligations (including any amortization of discounts);

(c) the interest portion of any deferred payment obligation;

(d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar activities; and

(e) all accrued interest; plus

(ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP;

(iii) the interest expense on any Debt guaranteed by such Person and its Restricted Subsidiaries; plus

(iv) all capitalized interest of such Person and its Restricted Subsidiaries for such period; less

(v) interest income of such Person and its Restricted Subsidiaries for such period;

provided, however, that Consolidated Interest Expense will exclude the amortization or write off of debt issuance costs and deferred financing fees, commissions, fees and expenses.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries (other than non-controlling interests) for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:

(A) excluding, without duplication,

(i) all extraordinary gains or losses (net of fees and expense relating to the transaction giving rise thereto), income, expenses or charges;

(ii) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries;

(iii) gains or losses in respect of any Asset Sales (other than any Asset Sale involving Obsolete Equipment solely for cash) after the Issue Date by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(iv) the net income (loss) from any operations disposed of or discontinued after the Issue Date and any net gains or losses on such disposition or discontinuance, on an after-tax basis;

(v) solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of Section 4.7 the net income of any Restricted Subsidiary (other than a Guarantor) of such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders;

(vi) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vii) any fees and expenses, including deferred amortization and deferred financing costs, paid in connection with the issuance of the Notes and the refinancings contemplated by the Offering Circular (including, without limitation, ratings agency fees);

(viii) non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary; and

(ix) any net after-tax gains or losses attributable to the early extinguishment of Debt; and

(B) including, without duplication, dividends from Persons that are not Restricted Subsidiaries actually received in cash by the Company or any Restricted Subsidiary.

In addition, Consolidated Net Income shall be reduced by the amount of any Permitted Tax Payment.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period).

“Contribution Debt” means Debt or Disqualified Stock of the Issuers or any Restricted Subsidiary in an aggregate principal amount not greater than 100% of the aggregate amount of cash contributions (a “Cash Contribution”) (other than the proceeds from the issuance of Disqualified Stock or any cash contribution by an Issuers or a Restricted Subsidiary) made to the capital of the Issuers or a Restricted Subsidiary after the Issue Date (whether through the issuance of Capital Stock or otherwise); provided that (x) such Contribution Debt is incurred within 180 days after the making of the related cash contribution and (y) the proceeds of such Contribution Debt are used to purchase assets that will constitute Collateral.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania, 15259, Attention: Corporate Trust, or

such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under clause (i) of the definition of the term “Permitted Debt”), or adds Guarantors as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following if and to the extent any of the foregoing items (other than clauses (iii), (vi), (vii), (viii) and (ix) below) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP: (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities incurred in the normal course of business; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities issued for the account of such Person; (iv) all obligations of such Person issued or assumed as the deferred purchase price of property (but excluding prepaid hire under charters) and all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets); (v) all Capital Lease Obligations of such Person (but excluding obligations under operating leases); (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination and the amount of the liquidation preference of any Preferred Interests of any Restricted Subsidiary of such Person, the principal amount of such Capital Interests to be determined in accordance with this Indenture; (vii) any net Obligations under Hedging Obligations of such Person, determined on a marked to market basis in accordance with GAAP; (viii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions. For purposes of the foregoing: (a) the maximum fixed repurchase price of any

Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture; provided, however, that if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee; (d) the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Debt” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.6 hereof, and, thereafter, “Depositary” shall mean or include such successor.

“Disinterested Director” means, with respect to any proposed transaction between (i) the Company, the Co-Issuer, Parent or a Restricted Subsidiary, as applicable, and (ii) an Affiliate thereof (other than the Company, the Co-Issuer, Parent or a Restricted Subsidiary), a member of the Board of Directors of the Company, the Co-Issuer, Parent or such Restricted Subsidiary, as applicable, who would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in, such Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Interests in the Company or is an employee of the Company.

“Depreciation and Amortization” means, with respect to any Person for any period, the aggregate depreciation and amortization (including amortization of goodwill and other intangibles) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“DTC” means the Depository Trust Company (55 Water Street, New York, New York).

“Eligible Bank” means The Bank of New York Mellon, or a bank or trust company that (i) is organized and existing under the laws of the United States of America, or any state, territory or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $250.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by Standard & Poor’s.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than two years after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations for underlying securities of the types described in clause (i) and (ii) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within two years after the date of creation and, at the time of acquisition, have a rating of at least A from Standard & Poor’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company, provided that such Investments have a rating of at least P-1 or A-1 from either Standard & Poor’s or Moody’s and mature within two years after the date of creation; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi); (viii) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s, and (ix) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) or (viii) above denominated in Euros or any other foreign currency and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Company.

“Escrow Agent” means The Bank of New York Mellon Trust Company, N.A., or its successor under the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement dated as of the Issue Date among The Bank of New York Mellon Trust Company, N.A., as escrow agent and collateral agent, and the Issuers.

“Escrow Proceeds” has the meaning provided in the Escrow Agreement.

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral, any of the following:

(i) any loss or destruction of such property or asset;

(ii) any institution of any proceeding for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;

(iii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(iv) any settlement in lieu of clauses (ii) or (iii) above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” has the meaning set forth in the preamble hereto.

“Excluded Assets” means the “Excluded Property” as defined in the Security Agreement.

“Excluded Contributions” means net cash proceeds or marketable securities received by the Company from:

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Interests (other than Redeemable Capital Interests) of the Company;

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Company on the date such capital contributions are made or the date such Capital Interests are sold.

“Existing Vessels” means the following U.S. flag Vessels owned by the Company or a Guarantor on the Issue Date: Golden State, Pelican State and Sunshine State.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Board of Directors of the Company.

“First Lien Intercreditor Agreement” means an intercreditor agreement to be entered into at a future date between the Collateral Agent and the trustee or agent for the holders of any obligations secured by Priority Liens.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Four-Quarter Period” has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

“General Maritime Law” means the law related to maritime issues as developed and enforced by the Federal Courts of the United States sitting as maritime courts (as provided for in the United States Constitution) and codified by certain United States Federal statutes.

“Global Note Legend” means the legend identified as such in Exhibit A hereto.

“Global Notes” means the Notes in global form that are in the form of Exhibit A hereto.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as applied to any Debt of another Person, a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns.

“Hedging Obligations” of any Person means the obligations of such person pursuant to any interest rate agreement, credit, commodity or equity swap, cap, floor, collar, forward transaction, physical transaction, hedge transaction, spot transaction, currency agreement or commodity agreement or any combination thereof, including, but not limited to, obligations relating to fuel prices.

“Holder” means a Person in whose name a Note is registered in the security register.

“Identified Vessel Purchase Agreement” means the purchase and sale agreement with respect to an Identified Vessel.

“Identified Vessels” means each of the Empire State and Evergreen State to be purchased with Escrow Proceeds.

“Incur” means, with respect to any Debt, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt; Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(1) amortization of debt discount or accretion of principal with respect to a non-interest bearing security or a security sold at a discount;

(2) accrual of interest or dividends, or the payment of interest in the form of additional Debt of the same instrument or the payment of dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase, such Debt; and

(4) unrealized losses or charges in respect of Hedging Obligations.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Notes on the Issue Date and any similar purchase agreement in connection with any Permitted Additional Pari Passu Obligations.

“Intercreditor Agreements” means, collectively, the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any direct or indirect transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership or bonds, notes, debentures or other securities in another Person and (ii) the purchase, acquisition or Guarantee of the obligations of another Person, but shall exclude: (a) accounts receivable, other extensions of trade credit and advances to customers; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business. For the avoidance of doubt, any payments pursuant to any Guarantee of the Debt or other obligations of Restricted Subsidiaries previously incurred in compliance with the Indenture shall not be deemed to be Investments by such Restricted Subsidiary.

“Issue Date” means May 17, 2010, the date on which Notes are originally issued under this Indenture.

“Issuers” has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the principal Corporate Trust Office of the Trustee is located or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date in a place of payment is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, or other security agreement on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Mortgaged Vessel Guarantor” means a Guarantor that is the owner of one or more Mortgaged Vessels.

“Mortgaged Vessels” means (i) the Existing Vessels, (ii) the Identified Vessels to the extent acquired with Escrow Proceeds, and (iii) any other Vessels made subject to the Lien of the Security Documents in favor of the Trustee for the benefit of the Holders of Notes.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, investment banking fees, title and recording tax expenses, brokerage and sales commissions, any relocation expenses incurred as a result thereof and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid, payable, or expected to be paid or required to be accrued as a liability under GAAP by such Person; (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations, pension and other post-employment benefit liabilities, liabilities related to environmental matters and other liabilities associated with such Asset Sale; (iii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iv) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Net Loss Proceeds” means the aggregate cash proceeds received by the Company or any Guarantor in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct cost in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Debt secured by any Lien on the asset or assets that were the subject of such Event of Loss (other than any Lien which does not rank equal to or prior to the Note Liens), and any taxes paid or payable and any reserves required as a result thereof.

“Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Note Guarantee” means any guarantee of the Notes by any Guarantor pursuant to this Indenture.

“Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Note Obligations, including, without limitation, any Permitted Additional Pari Passu Obligations.

“Note Obligations” means the Debt Incurred and Obligations under the Indenture and the Notes (or any other indenture and notes or other agreements and instruments with respect to Permitted Additional Pari Passu Obligations) and the Security Documents.

“Notes” has the meaning set forth in the preamble to this Indenture.

“Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Obsolete Equipment” means vessels and other equipment, property or assets that, in the ordinary course of each of the Company’s and its Restricted Subsidiaries’ business as presently conducted, are damaged, obsolete, surplus, at the end of their useful life or no longer required or useful in the business, in each case as reasonably determined by the Company.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Issuers by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to the Indenture, the “Purchase Price”). Unless otherwise required by applicable law, the offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five business days after the Expiration Date. The Issuers shall notify the Trustee prior to the mailing of the Offer of the Issuers’ obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuers or, at the Issuers’ request, by the Trustee in the name and at the expense of the Issuers. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1) the section of this Indenture pursuant to which the Offer to Purchase is being made;

(2) the Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4) the purchase price to be paid by the Company for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to this Indenture);

(5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $1,000 principal amount;

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7) that, unless the Issuers default in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Issuers pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8) that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Issuers or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Issuers (or their paying agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11) that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall remain outstanding following such purchase); provided, however, that if holders of other Debt also tender their Debt in such Offer to Purchase pursuant to an Asset Sale, then the Trustee will select the Notes and other Debt to be purchased on a pro rata basis; and

(12) if applicable, that, in the case of any Holder whose Note is purchased only in part, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Offering Circular” means the Offering Circular related to the issuance of the Initial Notes on the Issue Date, dated May 6, 2010.

“Officers’ Certificate” means a certificate signed by an officer of an Issuer or a Guarantor, as applicable, that is the principal executive officer, the principal financial officer, the treasurer, the principal accounting officer or an authorized signatory of such Issuer or such Guarantor, as applicable.

“Opinion of Counsel” means an opinion reasonably acceptable to the Trustee from legal counsel. The counsel may be an employee of or counsel to Parent, the Company or any Subsidiary of the Company.

“Parent” means American Petroleum Tankers Holdings LLC and any future direct or indirect parent of the Company.

“Pari Passu Liens” means Liens securing Obligations ranking pari passu with the Notes which by their terms are intended to be secured equally and ratably with the Notes and are permitted pursuant to the applicable provisions of this Indenture and the Security Documents.

“Participant” means, with respect to DTC, a Person who has an account with DTC.

“Paying Agent” means any Person authorized by the Issuers to pay the principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, covenant defeasance or similar payment with respect to, any Notes on behalf of the Issuers.

“Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or other Debt secured by the Note Liens; provided that the amount of such obligations does not exceed the amount of Debt permitted to be incurred and secured by a Permitted Collateral Lien pursuant to clause (o) of the definition of “Permitted Liens”; provided further that (i) the representative of such Permitted Additional Pari Passu Obligation executes a joinder agreement to the Security Agreement and any other applicable Security Documents in the form attached thereto agreeing to be bound thereby and (ii) the Company has designated such Debt as “Permitted Additional Pari Passu Obligations” under the Security Agreement and any other applicable Security Documents.

“Permitted Business” means (1) any business similar in nature to any business conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to the business conducted by the Company and the Restricted Subsidiaries on the Issue Date or a reasonable extension, development or expansion thereof, in each case, as determined in good faith by the Board of Directors of the Company and (2) any business which forms a part of a business (the “Acquired Business”) which is acquired by the Company or any of its Restricted Subsidiaries if the primary intent of the Company or such Restricted Subsidiary was to acquire that portion of the Acquired Business which meets the requirements of clause (1) of this definition and the portion of the Acquired Business which meets the requirements of clause (1) of this definition constitutes at least 66 2/3% of the Acquired Business and such ancillary portion of the Acquired Business is disposed of within 550 days of its acquisition.

“Permitted Collateral Liens” means:

(i) Liens securing the Notes outstanding on the Issue Date, Refinancing Indebtedness with respect to such Notes, the Guarantees relating thereto and any Obligations with respect to such Notes, Refinancing Debt and Guarantees;

(ii) Pari Passu Liens securing Permitted Additional Pari Passu Obligations permitted to be incurred pursuant to this Indenture which Liens are granted pursuant to the provisions of the Security Documents;

(iii) Liens existing on the Issue Date (other than Liens specified in clause (i) or (ii) above) and any extension, renewal, refinancing or replacement thereof so long as such extension, renewal, refinancing or replacement does not extend to any other property or asset and does not increase the outstanding principal amount of the obligations secured thereby (except by the amount of any accrued interest, any premium or fee paid or payable, original issue discount and any costs and expenses incurred in connection with such extension, renewal, replacement or refinancing);

(iv) Liens described in clauses (c), (d), (e), (f), (g), (h), (i), (j) (but only with respect to Obligations secured by Liens described in clause (g) referred to therein), (k), (l), (n), (o), (p), (q), (r), (s), (t), (u), (x), (y), (z) and (aa) (but only with respect to Liens otherwise described in this clause (iv) of the definition of “Permitted Liens”); and

(v) Priority Liens.

“Permitted Debt” means

(i) Debt Incurred pursuant to a Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed (x) $15.0 million on the Issue Date plus (y) on each date on which each new Vessel is delivered and subject to the Security Documents (including the Intercreditor Agreements), an additional $2.5 million, minus (z) any amounts used to permanently repay Obligations pursuant to clause (i) of the second paragraph of Section 4.10 and clause (ii) of the first paragraph of Section 4.16;

(ii) Debt outstanding under the Notes (including any Exchange Notes pursuant to the Registration Rights Agreement but excluding any Additional Notes) and contribution, indemnification and reimbursement obligations owed by either Issuers or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes;

(iii) Guarantees of the Notes (and any Exchange Notes pursuant to the Registration Rights Agreement);

(iv) Debt of the Company or any Restricted Subsidiary outstanding at the time of the Issue Date (other than clauses (i), (ii) or (iii) above or (xv) below);

(v) Debt owed to and held by the Company or a Restricted Subsidiary; provided that if such Debt is owed by either Issuer or a Guarantor to a Restricted Subsidiary of the Company that is not a Guarantor, such Debt shall be subordinated to the prior payment in full of the Note Obligations;

(vi) Guarantees by the Company or any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by the Company or any Restricted Subsidiary of Debt under any Credit Agreement, provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with Section 4.9 and (b) such Guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed;

(vii) Debt Incurred in respect of workers’ compensation claims, health, disability or other employee benefits, self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

(viii) Debt under Hedging Obligations entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates, commodity prices and currency exchange rates and guarantees in respect thereof;

(ix) Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business, whether through the direct purchase of assets or the Capital Interests of any Person owning such assets, provided that the aggregate principal amount of such Debt Incurred under this clause (ix), may not exceed $7.5 million in the aggregate;

(x) to the extent constituting Debt, Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earn out, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under this Indenture;

(xi) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Capital Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (xi);

(xii) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(xiii) Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed at any time outstanding (x) $20.0 million plus (y) on each date on which each new Vessel is delivered and subject to the Security Documents (including the Intercreditor Agreements), an additional $5 million, up to a maximum aggregate principal amount of $30.0 million outstanding at any one time pursuant to this clause (xiii);

(xiv) Refinancing Debt in respect of Debt permitted by clauses (ii), (iii) or (iv) above, this clause (xiv) or the first paragraph under Section 4.9; and

(xv) Debt of the Company or any of its Restricted Subsidiaries arising from customary cash management services or in connection with any automated clearinghouse transfer of funds in the ordinary course of business;

(xvi) Contribution Debt;

(xvii) Debt incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(xviii) Debt arising from agreements of the Company or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; and

(xix) Debt of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business.

Notwithstanding anything herein to the contrary, Debt permitted under clause (i) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (xiv) of this definition of “Permitted Debt.”

“Permitted Holder” means, at any time, (i) the Sponsors and their Affiliates (not including, however, any portfolio companies of any of the Sponsors) and (ii) members of management of the Company or its direct or indirect parent companies on the Issue Date who are holders of Capital Interests of the Company (or any of its direct or indirect parent companies) with respect to no more than 5.0% of the total voting power of the Capital Interests of the Company or any direct or indirect parent company of any of such Persons. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(a) Investments in existence on the Issue Date and any extension, modification, replacement or renewal of any such Investment existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date (or as subsequently amended or otherwise modified in a manner not disadvantageous to the Lenders in any material respect);

(b) Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(c) Investments in cash and Eligible Cash Equivalents;

(d) to the extent constituting an Investment, Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the operation of a Permitted Business;

(e) Investments in the Company or by the Company or any of its Restricted Subsidiaries in either Issuers or any Restricted Subsidiary;

(f) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets (or of the assets of a division or line of business thereof) to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary, and any Investment held by such Person;

(g) Hedging Obligations entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates, commodity prices and currency exchange rates;

(h) Investments received in settlement of obligations or claims owed to the Company or any Restricted Subsidiary or as a result of bankruptcy or insolvency proceedings, workout, reorganization or recapitalization or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

(i) Investments by the Company or any Restricted Subsidiary (other than in an Affiliate) not otherwise permitted under this definition, in an aggregate amount at any one time outstanding not to exceed the greater of (x) $20.0 million and (y) 3.0% of the Appraised Value at the time of such Investment (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(j) (A) loans and advances (excluding the loans and advances described in clause (B) below) to employees in an amount not to exceed $5.0 million in the aggregate at any one time outstanding, (B) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice, and (C) loans or advances against, and repurchases of Capital Interests and options of the Company and its Restricted Subsidiaries held by management, employees, directors, partners and consultants of the Company, its Subsidiaries or its direct or indirect parent companies in connection with any stock option, deferred compensation or similar benefit plans approved by the Board of Directors (or similar governing body) and otherwise issued in accordance with the terms of the Indenture;

(k) Investments the payment for which consists solely of Qualified Capital Interests of the Company or any of its direct or indirect parent companies;

(l) any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under Section 4.10 or any other disposition of Property not constituting an Asset Sale;

(m) guarantees by the Company or any Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary or Debt otherwise permitted by Section 4.9; and

(n) the issuance of any letter of credit or similar support for the obligations of any insurance Subsidiary in the ordinary course of business.

“Permitted Liens” means:

(a) Liens existing at the Issue Date;

(b) Liens that secure Obligations incurred pursuant to clause (i) of the definition of “Permitted Debt” (including cash management obligations and Hedging Obligations owed to a Person who was a Lender or an affiliate of a Lender when initially incurred and described as “Bank Products” in the First Lien Intercreditor Agreement), provided that such Liens are subject to the provisions of the Intercreditor Agreements;

(c) any Lien for taxes or assessments or other governmental charges or levies not then overdue for a period of more than 30 days after giving effect to any applicable grace periods or subject to penalties for nonpayment (or which, if overdue for a period of more than 30 days after giving effect to any applicable grace periods or subject to penalties for nonpayment, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP), or for property taxes on property that the Company or one of its Subsidiaries has previously determined to abandon, if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(d) any carrier’s, warehousemen’s, materialmen’s, mechanic’s, landlord’s, repairmen’s, or other similar Liens arising, in the case of such other similar Liens, in the ordinary course of business and by Law for sums not then overdue for a period of more than 30 days after giving effect to any applicable grace periods or subject to penalties for nonpayment (or which, if overdue for a period of more than 30 days after giving effect to any applicable grace periods or subject to penalties for nonpayment, are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained, to the extent required by GAAP) or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(e) survey exceptions, encumbrances, ground leases, easements or reservations of or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not individually or in the aggregate materially adversely affect the value of the Company or its Subsidiaries or materially impair the operation of the business of such Person;

(f) pledges, deposits, security and other Liens (i) in connection with workers’ compensation, unemployment insurance, employers’ health tax and other laws, legislation, public and statutory obligations and regulatory requirements, completion guarantees or the requirements of any official body, or (ii) to secure the performance of tenders, bids, contracts, surety, appeal, performance, bid, indemnity, warranty, release, appeal or similar bonds, leases, the payment of rent, purchase, construction, sales, work in process relating to obligations Incurred in the normal course of business consistent with industry practice; or (iii) to obtain or secure obligations with respect to letters of credit, bankers’ acceptances, Guarantees, bonds, contested taxes, import duties or other sureties or assurances, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA) or (iv) arising in connection with any attachment;

(g) Liens on property or shares of Capital Interests of a Person existing at the time such Person is merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary or Liens on any property or asset (including shares of stock) prior to the acquisition thereof by the Company or any Restricted Subsidiary (and in any case not created or Incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property, assets or Capital Interests acquired (and improvements and additions thereto and assets and property affixed or appurtenant thereto and proceeds thereof);

(h) Liens in favor of the Company or a Restricted Subsidiary;

(i) other Liens (not securing Debt) incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of such assets or materially impair the operation of the business of the Company or its Restricted Subsidiaries;

(j) Liens to secure any permitted extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a) and (g); provided that such Liens do not extend to any other property or assets (other than improvements and additions on such property or assets) and the principal amount of the obligations secured by such Liens is not greater than the sum of the outstanding principal amount of the refinanced Debt or if greater, the committed amount of the Debt described under clauses (a) and (g) at the time the original Lien became a Permitted Lien plus any accrued interest and any fees and expenses, including premiums or original issue discount related to such extension, renewal, refinancing, refunding or replacement;

(k) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(l) licenses of intellectual property granted in the ordinary course of business;

(m) Liens to secure (i) Capital Lease Obligations permitted to be incurred pursuant to clause (ix) of the definition of “Permitted Debt” or (ii) Purchase Money Debt permitted to be Incurred pursuant to clause (ix) of the definition of “Permitted Debt” to finance the construction, purchase or lease of, or repairs, improvements or additions to, any assets (other than Capital Interests), property, plant or equipment of such Person; provided, however, that the Lien may not extend to any Collateral or other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Debt (other than any interest and fees thereon, or expenses incurred in connection therewith) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(n) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(o) Liens to secure any Debt permitted to be incurred pursuant to clause (xiii) or (xvi) of the definition of “Permitted Debt”;

(p) Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business, (ii) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (iv) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(q) Liens securing judgments for the payment of money not constituting an Event of Default under clause (7) under Section 6.1 of this Indenture;

(r) Deposits made in the ordinary course of business to secure liability under insurance or self-insurance arrangements;

(s) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries and do not secure any Debt;

(t) Liens arising from UCC (or equivalent statutes) financing statement filings or other applicable similar filings regarding operating leases and vessel charters entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(u) Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Debt and other obligations of such Restricted Subsidiary incurred in compliance with the Indenture;

(v) Liens on the Collateral granted under the Security Documents in favor of the Collateral Agent to secure the Notes, the Guarantees and the Permitted Additional Pari Passu Obligations and Liens permitted under the Security Documents (including any Liens granted under the Second Lien Facility so long as such Liens are subject to the Second Lien Intercreditor Agreement);

(w) Liens securing Hedging Obligations entered into in the ordinary course of business;

(x) Liens (i) incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company arising from the provision of necessaries to any Vessel pursuant to General Maritime Law of the United States and 46 U.S.C. Section 31301 et seq., including but not limited to Vessel chartering, drydocking, maintenance, repair, refurbishment or replacement, the furnishing of supplies and fuel, payment of fuel user taxes and insurance premiums, boat stores and provisions, telephone charges, groceries and food stocks, rigging and rope, fleeting, shifting, towing, port charges, cover handling, barge cleaning, tankering and gas freeing services, to Vessels and Related Assets, repairs and improvements to Vessels and Related Assets, personal injury, and/or death occurring on a Vessel, claims for property damage and/or cargo loss or damage and crews’ wages, each known as maritime liens, and (ii) for salvage and general average;

(y) Liens resulting from arrangements among the stockholders of Foreign Subsidiaries which limit or restrict the transfer of equity interests of such Foreign Subsidiaries by those stockholders to third parties;

(z) any extensions, substitutions, replacements or renewals of the foregoing; and

(aa) Liens securing Debt, as measured by principal amount, which, when taken together with the principal amount of all other Debt secured by Liens (excluding Liens permitted by clauses (a) though (z) above) at the time of determination, does not exceed $5.0 million in the aggregate at any one time outstanding.

“Permitted Payments to Parent” means the declaration and payment of dividends by the Company to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication:

(a) reasonable fees and expenses other than to Affiliates of the Company related to any unsuccessful equity or debt offering of such parent entity, provided that the aggregate amount of such payments under this clause (a) may not exceed $5.0 million in the aggregate; and

(b) general corporate operating overhead costs and expenses of any direct or indirect parent company of the Company, provided that such costs and expenses may not exceed $2 million during any fiscal year.

“Permitted Tax Distributions” means (a) with respect to any taxable year (or portion thereof) beginning after the Issue Date with respect to which the Company is treated as a partnership or disregarded entity for U.S. federal income tax purposes, distributions by the Company to its equity owners to fund the income tax liabilities of such equity owners (or their direct or indirect equity owners) in respect of their ownership of the Company for such taxable year (or portion thereof), in an aggregate amount assumed to equal the product of (i) the net taxable income of the Company for the taxable year in question (or portion thereof) reduced by any cumulative net taxable loss with respect to all prior taxable years (or portions thereof) beginning after the Issue Date (determined as if all such periods were one period) to the extent such cumulative net taxable loss is of a character (ordinary or capital) that would permit such loss to be deducted against the income of the taxable year in question (or portion thereof) and (ii) the highest combined marginal federal and applicable state and/or local income tax rate (taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes and the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.)) applicable to any such equity owners for the taxable year in question (or portion thereof) and (b) with respect to any taxable year (or portion thereof) ending on or prior to the Issue Date with respect to which the Company is treated as a partnership or disregarded entity for U.S. federal income tax purposes, distributions by the Company to its equity owners to fund the income tax liabilities of such equity owners (or their direct or indirect equity owners) in respect of their ownership of the Company for such taxable year (or portion thereof), in an aggregate amount assumed to equal the product of (i) any additional taxable income for such taxable year (or period thereof) resulting from a tax audit adjustment made after the Issue Date and (ii) the highest combined marginal federal and applicable state and/or local income tax rate (taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes and the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.)) applicable to any such equity owners for the taxable year in question (or portion thereof).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or claws (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Priority Liens” means Liens on the Collateral securing Debt permitted to be Incurred pursuant to clause (i) of the definition of Permitted Debt and clause (b) of the definition of Permitted Liens, which Liens shall be subject to the Intercreditor Agreements.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means Debt:

(i) Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and

(ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so constructed, purchased, purchased, leased, repaired, improved or added to (and assets or property affixed or appurtenant thereto and any proceeds thereof); and

in either case that does not exceed 100% of the cost.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act yielding gross proceeds to the Company, or any direct or indirect parent company of the Company, of at least $25.0 million or (ii) a private equity offering of Qualified Capital Interests of the Company other than (x) any such public or private sale to an entity that is an Affiliate of the Company and (y) any public offerings registered on Form S-8.

“Redeemable Capital Interests” in any Person means any Capital Interest of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of an event, is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the outstanding principal amount of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, (i) any Capital Interest that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company or its Restricted Subsidiaries to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests, and (ii) if such Capital Interest is issued to any plan for the benefit of employees of the Company or its Subsidiaries (or any direct or indirect parent thereof) or by any such plan to such employees, such Capital Interests shall not constitute Redeemable Capital Interests solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that

(i) the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, refinanced or extended, if such Debt was subordinated to the Notes,

(ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes,

(iii) the Refinancing Debt has a weighted average life to maturity at the time such Refinancing Debt is Incurred that is either (a) equal to or greater than the weighted average life to maturity of the Debt being refunded, refinanced, renewed, replaced or extended or (b) at least 91 days after the maturity date of the Notes,

(iv) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of reasonable and customary fees, premiums (including tender premiums), defeasance costs and other expenses and costs related to the Incurrence of such Refinancing Debt, and

(v) such Refinancing Debt is Incurred by the same Person (or its successor) that initially Incurred the Debt being refunded, refinanced, renewed, replaced or extended, except that (i) the Issuers and any Restricted Subsidiary that is a Guarantor may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any Restricted Subsidiary of the Company that is a Guarantor and (ii) any Restricted Subsidiary that is not a Guarantor may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any Restricted Subsidiary that is not a Guarantor.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated the date of this Indenture, among the Issuers, the Guarantors and the initial purchasers named therein and any similar agreement entered into in connection with any Additional Notes.

“Related Asset” means, with respect to a Vessel, (i) any insurance policies and contracts from time to time in force with respect to such Vessel, (ii) the Capital Interests of any Restricted Subsidiary of the Company owning such Vessel and related assets, (iii) any requisition compensation payable in respect of any compulsory acquisition thereof, (iv) any earnings derived from the use or operation thereof and/or any earnings account with respect to such earnings, (v) any charters, operating leases and related agreements entered into in respect of such Vessel and any security or guarantee in respect of the charterer’s or lessee’s obligations under such charter, lease or agreement, (vi) any cash collateral account established with respect to such Vessel pursuant to the financing arrangement with respect thereto, (vii) any building, conversion or repair contracts relating to such Vessel and any security or guarantee in respect of the builder’s obligations under such contract and (viii) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of such Vessel.

“Requirement of Law” means, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Department (or any successor unit or department) of the Trustee assigned to the Corporate Trust Office of the Trustee and responsible for administering this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture. The term “responsible officer” as used in Section 315(b) and 315(d) of the TIA means any officer of the Trustee, including any trust officer or assistant trust officer of the Trustee or any person performing similar functions.

“Restricted Notes Legend” means the legend identified as such in Exhibit A hereto.

“Restricted Payment” is defined to mean any of the following:

(a) any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company; provided that (i) dividends, distributions or payments, in each case, made solely in Qualified Capital Interests in the Company or any Restricted Subsidiary of the Company, as applicable; and (ii) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a wholly-owned subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution, shall not be “Restricted Payments”;

(b) any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire for value any Capital Interests in the Company or any of its Restricted Subsidiaries, including any issuance of Debt in exchange for such Capital Interests or the conversion or exchange of such Capital Interests into or for Debt, other than any such Capital Interests owned by the Company or any Restricted Subsidiary;

(c) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is subordinate (whether in right of payment or pursuant to intercreditor arrangements) to the Notes or Note Guarantees (including the Second Lien Facility but excluding any Debt owed to the Company or any Restricted Subsidiary); except (y) payments of principal in anticipation of satisfying a sinking fund obligation or final maturity, in each case, within one year of the due date thereof and (z) any payments in respect of Debt to the extent the issuance of such Debt was a Restricted Payment;

(d) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(e) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary;

provided, that notwithstanding the foregoing clauses (a) through (e), any payments in respect of Debt (other than the Second Lien Facility), if such Debt was issued prior to the Issue Date or the issuance of such Debt constituted a Restricted Payment under clause (b) above, shall not be deemed to be Restricted Payments. For the avoidance of doubt, any cash payments to or under the Second Lien Facility shall constitute a Restricted Payment.

“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with the Indenture; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary. Unless otherwise indicated, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Company, including the Co-Issuers.

“Sale and Leaseback Transaction” means any arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary in contemplation of being leased back as a capital lease by the Company or a Restricted Subsidiary.

“Second Lien Facility” means the Revolving Notes Facility Agreement dated as of August 7, 2006 among American Petroleum Tankers LLC, as borrower, the obligors party thereto, the lenders party thereto, Blackstone Corporate Debt Administration L.L.C., as administrative agent and The Bank of New York Mellon, as security agent.

“Second Lien Intercreditor Agreement” means the Subordination and Intercreditor Agreement, to be dated the date of this Indenture, among the Issuers, the Guarantors, the lenders party thereto and the Trustee.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the security agreement to be dated as of the Issue Date between the Collateral Agent, the Issuers and the Guarantors granting, among other things, a first-priority Lien on the Collateral subject to Permitted Collateral Liens and Permitted Liens, in each case in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Security Documents” means the Security Agreement, the Escrow Agreement, the Ship Mortgages, any mortgages, deeds of trust, deeds to secure debt, the Intercreditor Agreements and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent, Security Trustee or Escrow Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

“Security Interests” means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for its benefit and for the benefit of the Secured Parties.

“Security Trustee” has the meaning set forth in Section 6.12(a) hereto.

“Senior Secured Note Documents” means this Indenture, Notes, the Note Guarantees and the Security Documents.

“Ship Mortgage” means either the first preferred ship mortgage or the first priority statutory mortgage and related deed of covenants, in each case, on each of the Mortgaged Vessels granted by a Mortgaged Vessel Guarantor to the Security Trustee and dated on or before the Issue Date or a Vessel Tender Date, as the case may be, as amended from time to time in accordance with the terms of the Indenture and such Ship Mortgages.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, as such regulation is in effect on the Issue Date but shall not include any Unrestricted Subsidiary.

“Sponsors” means one or more investment funds, investment partnerships or managed accounts controlled or managed by The Blackstone Group or one of its Affiliates and one or more investment funds, investment partnerships or managed accounts controlled or managed by Cerberus Capital Management, L.P. and one or more its Affiliates.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means any Guarantor that is not the Parent.

“Transactions” means the issuance of the Notes, the amendment of the Second Lien Facility and the repayment of certain existing Debt of certain of the Restricted Subsidiaries on the Issue Date.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended, as in effect on the date hereof.

“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 1, 2012; provided, however, that if the period from such redemption date to May 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Monies” means all cash and Eligible Cash Equivalents received by the Trustee:

(1) upon the release of Collateral from the Lien of this Indenture or the Security Documents, including all Net Cash Proceeds and Net Loss Proceeds and all moneys received in respect of the principal of all purchase money, governmental and other obligations;

(2) pursuant to the Security Documents;

(3) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents or otherwise;

(4) for application as provided in the relevant provisions of this Indenture or any Security Document or which disposition is not otherwise specifically provided for in this Indenture or in any Security Document;

(5) consisting of Escrow Proceeds which have not been released from the Lien of this Indenture and the Escrow Agreement.

provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of this Indenture or to pay the purchase price of Notes pursuant to an Offer to Purchase in accordance with the terms of this Indenture and shall not include any cash received or applicable by the Trustee in payment of its fees and expenses.

“Trustee” has the meaning set forth in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

“UCC” means the Uniform Commercial Code (or any successor statute) as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Unrestricted Subsidiary” means:

(1) any Subsidiary designated as such by the Board of Directors of the Company in compliance with Section 4.21; and

(2) any Subsidiary of an Unrestricted Subsidiary.

“Unutilized Escrow Proceeds” means $169.9 million less the amount released from escrow pursuant to the Escrow Agreement for the purchase of the Identified Vessels.

“Vessel” means one or more shipping vessels whose primary purpose is the maritime transportation of cargo or which are otherwise engaged, used or useful in any business activities of the Company and its Restricted Subsidiaries and which are owned by and registered (or to be owned by and registered) in the name of the Company or any of its Restricted Subsidiaries or operated (or to be operated) by the Company or any of its Restricted Subsidiaries pursuant to a charter or other operating agreement constituting a Capital Lease Obligation, in each case together with all related spares, equipment and any additions or improvements.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

SECTION 1.2 Other Definitions.

Term	Defined in Section
“Act”	13.14
“Affiliate Transaction”	4.11
“Agent Members”	2.6
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“covenant defeasance”	8.3
“Custodian”	6.1
“defeasance”	8.3
“Discharge”	8.8
“Escrow Proceeds Offer”	4.22
“Event of Default”	6.1
“Event of Loss Offer”	4.16
“Excess Loss Proceeds”	4.16
“Excess Proceeds”	4.10
“Expiration Date”	3.9
“Independent Financial Adviser”	4.11(iii)
“Issuer Order”	2.2
“legal defeasance”	8.2
“Note Register”	2.3
“Offer Amount”	3.9
“Purchase Date”	3.9
“QIB”	2.1
“QIB Global Note”	2.1
“redemption date”	3.1
“Released Trust Monies”	11.4
“Registrar”	2.3
“Regulation S”	2.1
“Regulation S Global Note”	2.1
“Replacement Assets”	11.4
“Rule 144A”	2.1
“Subject Property”	4.16
“Surviving Entity”	5.1

SECTION 1.3 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

The following TIA term used in this Indenture has the following meaning:

“obligor” on the Notes means the Issuers, the Guarantors and any successor obligor upon the Notes.

Unless otherwise defined herein, all other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

SECTION 1.4 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein;

(2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) unless otherwise specified, any reference to Section or Article refers to such Section or Article of this Indenture;

(6) provisions apply to successive events and transactions;

(7) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

(8) for the avoidance of doubt, any reference to “interest” shall include any Additional Interest (as defined in the Registration Rights Agreement) that may be payable.

ARTICLE II

THE NOTES

SECTION 2.1 Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes initially shall be issued only in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(a) The Notes shall be issued initially in the form of one or more permanent Global Notes substantially in the form of Exhibit A attached hereto and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.6 hereof.

Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

(b) The Initial Notes are being issued by the Issuers only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) or (ii) in reliance on Regulation S under the Securities Act (“Regulation S”). After such initial offers, Initial Notes that are Transfer Restricted Notes may be transferred to QIBs, in reliance on Rule 144A, outside the United States pursuant to Regulation S or to the Company, in accordance with Section 2.16. Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (the “QIB Global Note”) deposited with the Trustee, as Notes Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more Global Notes substantially in the form set forth in Exhibit A (the “Regulation S Global Note”) deposited with the Trustee, as Notes Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The QIB Global Note and the Regulation S Global Note shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Notes Custodian. Transfers of Notes between QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.16.

(c) Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Issuers shall execute and the Trustee shall, upon receipt of an Issuers Order, in accordance with Section 2.1(b) and Section 2.2, authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as custodian for the Depositary.

The Trustee shall have no responsibility or obligation to any Holder, any member of (or a participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, participants and any Beneficial Owners in the Notes.

(d) Notes issued in certificated form, including Global Notes, shall be substantially in the form of Exhibit A attached hereto.

(e) Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear the OID Legend in substantially the form set forth in Exhibit A.

SECTION 2.2 Execution and Authentication.

An Officer shall sign the Notes for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual or facsimile signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon a written order of the Issuers signed by one Officer directing the Trustee to authenticate and deliver the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with (an “Issuer Order”), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.17 hereof.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Issuers or an Affiliate of the Issuers.

SECTION 2.3 Registrar; Paying Agent.

The Issuers shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents; provided, however, that at all times there shall be only one Note Register. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. The Issuers, Parent or any of its Affiliates may act as Paying Agent or Registrar.

The Issuers shall notify the Trustee and the Holders of the name and address of any Paying Agent not a party to this Indenture. The Issuers shall enter into an appropriate agency agreement with any Agent not a party to ibis Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and initially appoints the Corporate Trust Office of the Trustee as the office or agency of the Company for such purposes and as the office or agency of the Company where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served and the Trustee as the agent of the Issuers to receive such notices and demands.

The Issuers initially appoint DTC to act as the Depositary with respect to the Global Notes.

SECTION 2.4 Paying Agent To Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Issuers in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Issuers or an Affiliate of the Issuers acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in Section 6.1(8) hereof, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders, including the aggregate principal amount of the Notes held by each Holder thereof, and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

SECTION 2.6 Book-Entry Provisions for Global Securities.

(a) Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as required by Section 2.6(e).

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of Beneficial Owners in a Global Note may be transferred in accordance with Section 2.16 and the rules and procedures of the Depositary. In addition, Certificated Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Certificated Notes.

(c) In connection with the transfer of the entire Global Note to beneficial owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon receipt of an Issuers Order authenticate and deliver, to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.

(d) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold an interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e) Each Global Note shall bear the Global Note Legend on the face thereof.

(f) At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(g) General provisions relating to transfers and exchanges:

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.6, 4.10, 4.14, 4.16, 4.22 and 9.5 hereto).

(iii) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall, upon execution by the Company and authentication by the Trustee in accordance with the provisions hereof, be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(iv) The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.

(vi) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2 hereof. Except as provided in Section 2.6(b), neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.

(vii) Each Holder agrees to provide reasonable indemnity to the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(viii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7 Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Issuers Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge a Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note.

If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9 Treasury Notes.

In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or by any Affiliate of the Issuers shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the Note Register as being owned shall be so disregarded.

SECTION 2.10 Temporary Notes.

Until Certificated Notes are ready for delivery, the Issuers may prepare and the Trustee shall, upon receipt of an Issuers Order, authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall, upon receipt of an Issuers Order, authenticate Certificated Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11 Cancellation.

The Issuers at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Issuers may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.7 hereof, the Issuers may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice, and, upon request, certification of their disposal delivered to the Issuers, unless by a written order, signed by an Officer of the Issuers, the Issuers shall direct that cancelled Notes be returned to it.

SECTION 2.12 Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Issuers shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee in writing of any such date. At least fifteen (15) days before the special record date, the Issuers (or the Trustee, in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13 Record Date.

The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 316(c).

SECTION 2.14 Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15 CUSIP Number.

The Issuers in issuing the Notes may use a “CUSIP” and/or ISIN or other similar number, and if they do so, the Company may use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN or other similar number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any change in the CUSIP and/or ISIN or other similar number.

SECTION 2.16 Special Transfer Provisions.

Unless and until a Transfer Restricted Note is transferred or exchanged pursuant to an exemption under the Securities Act or under an effective registration statement under the Securities Act, the following provisions shall apply.

(a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note (other than pursuant to Regulation S):

(i) The Registrar shall register the transfer of a Transfer Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C hereto.

(ii) If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note.

(b) Transfers Pursuant to Regulation S. The Registrar shall register the transfer of any Regulation S Global Note without requiring any additional certification. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:

(i) The Registrar shall register any proposed transfer of a Transfer Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit D hereto from the proposed transferor.

(ii) If the proposed transferee is an Agent Member holding a beneficial interest in a QIB Global Note and the Transfer Restricted Note to be transferred consists of an interest in a QIB Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note.

(c) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate, one or more Global Notes not bearing the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes that are Transfer Restricted Notes tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer.

(d) Transfer Restricted Notes. Concurrently with the issuance of such Global Notes, the Registrar shall cause the aggregate principal amount of the applicable Transfer Restricted Notes to be reduced accordingly, and the Registrar shall deliver to the Persons designated by the Holders of Transfer Restricted Notes so accepted Global Notes not bearing the Restricted Notes Legend in the appropriate principal amount.

(e) Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, the Registrar shall deliver only Notes that bear the Restricted Notes Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Upon request by any Holder, the Company shall cooperate to have the Restricted Notes Legend removed if the Company has determined such Legend is no longer required.

(f) General. By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16.

SECTION 2.17 Issuance of Additional Notes.

The Issuers shall be entitled to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first interest payment date applicable thereto and any customary escrow provisions (and, if such Additional Notes shall be issued in the form of Transfer Restricted Notes, other than with respect to transfer restrictions, any Registration Rights Agreement and additional interest with respect thereto); provided that such issuance is not otherwise prohibited by the terms of this Indenture, including Section 4.9. The Initial Notes and any Additional Notes and all Exchange Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2) the issue price, the Issue Date, the CUSIP number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and

(3) whether such Additional Notes shall be Transfer Restricted Notes.

ARTICLE III

REDEMPTION AND PREPAYMENT

SECTION 3.1 Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least five Business Days before the notice of redemption is required to be mailed to the Holders pursuant to Section 3.3 hereof (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the date fixed for redemption (the “redemption date”), (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price.

SECTION 3.2 Selection of Notes To Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (and in a manner that complies with applicable legal requirements); provided that no Notes of $2,000 or less shall be redeemed in part. On and after the redemption date, interest shall cease to accrue on Notes or portions of them called for redemption. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Issuers in writing of the Notes selected for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of the Notes that have denominations larger than $2,000.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of less than $2,000 can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3 Notice of Redemption.

Subject to the provisions of Section 3.9, at least 30 days but not more than 60 days before a redemption date (except that redemption notices may be mailed more than 60 days prior to the redemption date if such notice is issued in connection with Article 8 or Article 12) the Issuers shall mail or cause to be mailed by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed.

The notice shall identify the Notes to be redeemed and shall state:

(1) the redemption date;

(2) the Redemption Price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(4) the name, telephone number and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6) that, unless the Issuers default in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(9) if such notice is issued in connection with a redemption pursuant to Section 3.7(c) or a Change of Control Offer, any conditions to such redemption.

At the Issuers’ written request, the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense; provided, however, that the Issuers shall have delivered to the Trustee at least two Business Days before the notice of redemption is required to be mailed to the Holders (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notices as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.4 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become, except as set forth below, irrevocably due and payable on the redemption date at the Redemption Price plus accrued and unpaid interest, if any, to such date. Except in connection with a redemption pursuant to Section 3.7(c) or a Change of Control Offer, a notice of redemption may not be conditional. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.5 hereof, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.

SECTION 3.5 Deposit of Redemption of Purchase Price.

(a) On or before 11:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.10, 4.14, 4.16 or 4.22, the Issuers or Escrow Agent, as applicable, shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate is acting as a Paying Agent, shall segregate and hold in trust as provided in Section 2.4 hereof) money sufficient to pay the Redemption Price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers or Escrow Agent, as applicable, in excess of the amounts necessary to pay the Redemption Price of (including any applicable premium), and accrued and unpaid interest, if any, on, all Notes to be redeemed or purchased.

(b) If the Issuers comply with the provisions of the preceding paragraph (a), on and after the Redemption Date, interest shall cease to accrue on the applicable series of Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date.

SECTION 3.6 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon receipt of an Issuers Order (but not an opinion of counsel), the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7 Optional Redemption.

(a) The Notes may be redeemed, in whole or in part, at any time prior to May 1, 2012, at the option of the Issuers upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b) In addition, the Notes are subject to redemption, at the option of the Issuers, in whole or in part, at any time on or after May 1, 2012, upon not less than 30 nor more than 60 days’ notice mailed by first-class mail to each Holder’s registered address at the Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date), if redeemed during the 12-month period beginning May 1 of the years indicated:

Year	Redemption Price
2012	105.125%
2013	102.563%
2014 and thereafter	100.000%

(c) In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraphs (a) and (b), prior to May 1, 2012, the Issuers may,

(i) with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 110.250% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of the Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Issuers or their Subsidiaries) and that any such notice of redemption occurs within 90 days following the closing of any such Qualified Equity Offering and/or

(ii) redeem a portion of the Notes upon not less than 30 not more than 60 days’ notice, at a redemption price of 103% of principal amount thereof, plus accrued and unpaid interest to the applicable redemption date, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date; provided that in no event may the Issuers redeem more than 10% of the original aggregate principal amount of the Notes issues in this offering pursuant to the provisions of this paragraph during any twelve-month period.

SECTION 3.8 Mandatory Redemption.

The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.9 Offer To Purchase.

In the event that the Issuers shall be required to commence an Offer to Purchase pursuant to an Asset Sale Offer, Event of Loss Offer, a Change of Control Offer or Escrow Proceeds Offer, the Issuers shall follow the procedures specified below.

Unless otherwise required by applicable law, an Offer to Purchase shall specify an Expiration Date of the Offer to Purchase, which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer, and a settlement date (the “Purchase Date”) for purchase of Notes within five Business Days after the Expiration Date. On the Purchase Date, the Company shall purchase the aggregate principal amount of Notes required to be purchased pursuant to Section 4.10, Section 4.14, Section 4.16 or Section 4.22 hereof (the “Offer Amount”), or if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. If the Purchase Date is on or after the interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest, if any, shall be payable to the Holders who tender Notes pursuant to the Offer to Purchase. The Issuers shall notify the Trustee at least 5 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuers’ obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuers or, at the Issuers’ request, by the Trustee in the name and at the expense of the Issuers. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.

On or before 11:00 a.m. (New York City time) on each Purchase Date, the Issuers, the Escrow Agent or the Collateral Agent, as applicable, shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price equal to the Offer Amount, together with accrued and unpaid interest, if any, thereon, to be held for payment in accordance with the terms of this Section 3.9. On the Purchase Date, the Issuers shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary in the case of an Asset Sale Offer, Event of Loss Offer or Escrow Proceeds Offer, the Offer Amount of Notes or

portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or Depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.9. The Trustee, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, plus any accrued and unpaid interest, if any, thereon, and the Issuers shall promptly issue a new Note, and the Trustee, upon receipt of an Issuer Order, shall authenticate and mail or deliver at the expense of the Issuers such new Note to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by or on behalf of the Issuers to the Holder thereof. The Issuers shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Offer to Purchase on the Purchase Date.

ARTICLE IV

COVENANTS

SECTION 4.1 Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent holds (or, if the Issuers or an Affiliate is the Paying Agent, segregates in accordance with Section 2.4 hereof), as of 11:00 a.m. (New York City time), money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.

SECTION 4.2 Maintenance of Office or Agency.

The Issuers shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3 hereof.

SECTION 4.3 Provision of Financial Information.

Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will, furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes, or file electronically with the Commission through the Commission’s IDEA System (or any successor system) within the time periods specified in the Commission’s rules and regulations (together with extensions granted by the Commission) for a filer that is a “non-accelerated filer” plus five business days:

(1) substantially the same quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company was required to file such reports; and

(2) substantially the same current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports.

Notwithstanding the foregoing, the requirement to furnish current, quarterly and annual reports to holders of notes will be deemed satisfied prior to the commencement of the exchange offer contemplated by the Registration Rights Agreement or the effectiveness of a shelf registration statement if the information that would have been contained in such reports is included in the registration statement relating to the exchange offer and/or the shelf registration statement, or any amendments thereto, and filed with the Commission within the time periods contemplated above, or if such information is otherwise filed with the Commission within the time periods contemplated above.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports; provided, however, that the quarterly and annual reports furnished to holders of notes shall not be required to comply with Sections 302, 906 and 404 of the Sarbanes Oxley Act of 2002 and related items 307 and 308 of Regulation S-K. Each annual report on Form 10-K will include a report on the consolidated financial statements of the Company by the certified independent accountants of the Company.

If, at any time after the consummation of the exchange offer contemplated by the Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.3 with the Commission within the time periods specified above unless the Commission will not accept such filings. The Company will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the filings of the Company for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company was required to file those reports with the Commission.

In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the Commission the reports required by the preceding paragraphs, they will furnish to the Holders of Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Notwithstanding the foregoing, the quarterly report with respect to the fiscal quarter ended March 31, 2010 shall be delivered in accordance with the foregoing procedures no later than June 1, 2010.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.4 Compliance Certificate.

The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to his or her knowledge, each entity is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or proposes to take with respect thereto) and that, to his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or proposes to take with respect thereto.

SECTION 4.5 Taxes.

The Issuers shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6 Stay, Extension and Usury Laws.

Each Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7 Limitation on Restricted Payments.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(a) no Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b) on a pro forma basis, the Issuers would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under Section 4.9; and

(c) on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xiv) and (xv) of the next succeeding paragraph) shall not exceed the sum (without duplication) of

(1) 50% of the Adjusted Consolidated Net Income (or, if Adjusted Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from and including April 1, 2010 and ending on the last day of the fiscal quarter for which consolidated financial statements are available on the date of such proposed Restricted Payment, plus

(2) 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the Issue Date either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Interests, including Retired Capital Stock and including Qualified Capital Interests issued upon the conversion of Debt (other than the Second Lien Facility) or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt (x) sold to a Subsidiary of the Company, (y) relied upon for purposes of incurring Contribution Indebtedness) and (z) constituting Excluded Contributions), plus

(3) 100% of the net reduction in Investments (other than Permitted Investments), subsequent to the Issue Date, in any Person, resulting from (x) payments of interest on Debt, dividends, distributions or repayments of Investments or other transfers of assets or repayments of loans or advances and releases of guarantees (but only to the extent such interest, dividends or repayments were made in cash and are not included in the Calculation of Consolidated Net Income), in each case to the Company or any Restricted

Subsidiary from any Person (including, without limitation, an Unrestricted Subsidiary) or (y) from the net proceeds from the sale or other disposition of any such investment made by the Company or any of its Restricted Subsidiaries, repurchases and redemptions of Investments from the Company or its Restricted Subsidiaries, or the re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, in each case, not to exceed in the case of any Person the amount of Investments (other than Permitted Investments) previously made by the Company or any Restricted Subsidiary in such Person;

provided, however, that no Restricted Payments pursuant to the foregoing provisions of this subclause (c) shall be permitted prior to the one (1) year anniversary of the Issue Date.

Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions, provided that, in the case of clauses (iv) or (x) below immediately after giving effect to such action, no Event of Default has occurred and is continuing:

(i) the payment of any dividend or other distribution on Capital Interests in the Company or a Restricted Subsidiary or the consummation of any irrevocable redemption within 60 days after declaration or giving notice thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions of this Section 4.7;

(ii) (A) the redemption, repurchase or acquisition or retirement of any Qualified Capital Interests of the Issuers, the Guarantors or any direct or indirect parent corporation of the Issuers (“Retired Capital Stock”) or any Debt of the Issuers or a Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee, as the case may be, in exchange for or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of Qualified Capital Interests of the Issuers or any direct or indirect parent of the Issuers or contributions to the equity capital of the Issuers (in each case, other than Redeemable Capital Interests) (“Refunding Capital Stock”), (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary or the Issuers) of Refunding Capital Stock, and (C) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(iii) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Issuers or a Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee in exchange for or out of the proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Issuers) of (x) new subordinated Debt of the Issuers or Guarantor, as the case may be, Incurred in accordance with the Indenture or (y) of Qualified Capital Interests of the Issuers;

(iv) the declaration and payment of dividends or distributions to the Company that are used by the Company for the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company held by employees or former employees of the Company or any of its Restricted Subsidiaries (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment; provided that the aggregate consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $5.0 million in any calendar year;

(v) repurchase of Capital Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Capital Interests represent a portion of the exercise price and applicable withholding taxes of those stock options, warrants or other convertible or exchangeable securities;

(vi) the prepayment of intercompany Debt, the Incurrence of which was permitted pursuant to Section 4.9;

(vii) cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary;

(viii) the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Company or any Restricted Subsidiary issued or Incurred in compliance with Section 4.9 to the extent such dividends are included in the definition of Consolidated Fixed Charges;

(ix) upon the occurrence of a Change of Control, an Asset Sale or an Event of Loss, the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those contained in Section 4.10, Section 4.14 and Section 4.16 plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Issuers have made an Offer to Purchase with respect to the Notes and have repurchased all Notes validly tendered for payment and not withdrawn in connection therewith;

(x) commencing on the one year anniversary of the Issue Date, other Restricted Payments not in excess of $6.25 million in the aggregate in any 12-month period, with unused amounts being carried over to the next succeeding 12-month period, up to an aggregate amount of Restricted Payments made pursuant to this clause (x) not to exceed $25.0 million;

(xi) any payment, dividend or distribution with respect to its equity interests made pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Restricted Subsidiaries, including, without limitation, pursuant to any severance packages for management or employees of the Company and Guarantors and their respective Restricted Subsidiaries and approved by the Board of Directors (or other governing body) of the Company and its Restricted Subsidiaries making such distribution;

(xii) to the extent constituting a Restricted Payment, any distribution or dividend payable solely in membership interests or shares of common stock of the Company or any of its Restricted Subsidiaries;

(xiii) Permitted Tax Distributions and Permitted Payments to Parent;

(xiv) payments made on the Issue Date in connection with the Transactions (including fees and expenses related thereto or owed to Affiliates) to the extent in compliance with Section 4.11 or described in the Offering Circular;

(xv) Restricted Payments that are made with Excluded Contributions; and

(xvi) the declaration and payment of dividends on the Company’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public offering of the Company’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Company in or from any such public offering.

For purposes of this Section 4.7, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Company may classify and divide such Investment or Restricted Payment in any manner that complies with this Section 4.7 and may later reclassify and re-divide any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this Section 4.7 or clause (x) above, in each case to the extent such Investments would otherwise be so counted.

If the Company or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with Section 4.10, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph of this Section 4.7 or clause (x) above, the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the Net Cash Proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph of this Section 4.7.

For purposes of this Section 4.7, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

SECTION 4.8 Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries.

The Company will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, cause or suffer to exist or become effective or enter into any consensual encumbrance or consensual restriction (other than pursuant to this Indenture, law, rules or regulation) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary.

However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a) any encumbrance or restriction in existence on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings thereof, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings, in the good faith judgment of the Board of Directors of the Company, are not materially more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;

(b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property or a Person, so long as the encumbrances or restrictions in any such agreement relate solely to the Person and its Subsidiaries, and their respective assets, or the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c) any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person and its Subsidiaries or the property or assets of such Person and its Subsidiaries becoming a Restricted Subsidiary;

(d) any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Board of Directors of the Company;

(e) customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(f) Permitted Liens, and any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property;

(g) any encumbrance or restriction by reason of applicable law, rule, regulation or order;

(h) any encumbrance or restriction under this Indenture, the Notes and the Note Guarantees;

(i) restrictions on cash and other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(j) provisions with respect to the disposition or distribution of assets or property and other customary provisions in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into the ordinary course of business or otherwise permitted by this Indenture;

(k) any instrument governing Debt or Capital Interests of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interests were incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(l) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(m) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Interests or assets of such Subsidiary; and

(n) agreement for the sale or disposition of a Restricted Subsidiary that restricts distributions prior to the sale.

SECTION 4.9 Limitation on Incurrence of Debt.

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided that (i) the Issuers and any of their Restricted Subsidiaries that are Guarantors may Incur Debt (including Acquired Debt) and (ii) Restricted Subsidiaries that are not Guarantors may incur Acquired Debt, if immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than 2.0 to 1.0.

Notwithstanding the first paragraph above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining compliance with this Section 4.9, (x) Guarantees, or obligations with respect to letters of credit, supporting Debt otherwise included in determining compliance shall not be included and (y) in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and the first paragraph of this Section 4.9, the Company, in its sole discretion, shall classify and/or divide, and from time to time may reclassify and/or re-divide, all or any portion of such item of Debt.

The accrual of interest, the accretion or amortization of original issue discount, if any, and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Interests in the forms of additional shares of Capital Interests with the same terms in each case will not be deemed to be an Incurrence of Debt or issuance of Capital Interests for purposes of this Section 4.9.

The Issuers and the Guarantors will not Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is either equal in right of payment to the Notes and the Note Guarantees or subordinated in right of payment to the Notes and the Note Guarantees; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority or by virtue of the fact that the holders of secured indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them or by virtue of lenders within a credit facility agreeing to be paid in a specified (non-pro rata) order of priority within such credit facility. For the avoidance of doubt, nothing contained in this provision shall prevent the incurrence, creation, issuance, assumption or guarantee of any senior subordinated Debt otherwise permitted to be incurred under this Indenture. No such Debt will be considered to be senior by virtue of being secured on a first or junior priority basis.

SECTION 4.10 Limitation on Asset Sales.

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of;

(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Company or Restricted Subsidiary, as the case may be, from further liability; and

(b) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are converted by the Company or Restricted Subsidiary, as the case may be, into cash within 365 days of their receipt to the extent of the cash received in that conversion;

(3) if such Asset Sale involves the disposition of Collateral, the Company or Subsidiary has complied with the provisions of this Indenture and the Security Documents; and

(4) if such Asset Sale involves the disposition of Collateral, the Net Cash Proceeds thereof shall be paid directly by the purchaser of the Collateral to the Collateral Agent for deposit into the Collateral Account, and, if any property other than cash or Eligible Cash Equivalents is included in such Net Cash Proceeds, such property shall be made subject to the Lien of this Indenture and the applicable Security Documents.

Within 390 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company or Restricted Subsidiary, as the case may be, may apply such Net Cash Proceeds at its option:

(i) to permanently repay Obligations under the Credit Agreement and permanently reduce any related loan commitment thereunder;

(ii) to acquire assets constituting, or any Capital Interests of, a Permitted Business, if after giving effect to any such acquisition, such assets are owned by the Company or a Restricted Subsidiary or the Person owning such Permitted Business is or becomes a Restricted Subsidiary of the Company (or in the case of an Asset Sale of Collateral, to acquire additional Collateral);

(iii) to make a capital expenditure in or that is used or useful in or an Investment in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets in accordance with the provisions of this Indenture;

(iv) to acquire other assets that are used or useful in a Permitted Business;

(v) to permanently repay Obligations under other Debt ranking pari passu with the Notes if the Asset Sale involves assets that are not Collateral; or

(vi) any combination of the foregoing; provided that, to the extent such Asset Sale involves the sale of Collateral, the consideration received therefor, together with any asset or property in which such consideration is invested pursuant to clause (ii), (iii) or (iv) above shall constitute Collateral subject to the Lien of the Security Documents;

provided that if during such 390-day period the Company or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Cash Proceeds in accordance with the requirements of clause (ii), (iii) or (iv), or any combination thereof, of this paragraph, such 390-day period will be extended with respect to the amount of Net Cash Proceeds so committed until such Net Cash Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement).

Pending the final application of any Net Cash Proceeds, the Company or Restricted Subsidiary, as the case may be, may temporarily reduce borrowings under the Credit Agreement.

Subject to the next succeeding paragraph, any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this Section 4.10 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million (it being understood that the Company may, in its sole discretion, make an Offer to Purchase pursuant to this Section 4.10 (i) prior to the time that the aggregate amount of Excess Proceeds exceeds $25.0 million, and/or (ii) without waiting for the 390-day period described above to expire), within thirty days thereof, the Company will make an Offer to Purchase to all Holders of Notes and other Permitted Additional Pari Passu Obligations and to all holders of other pari passu Debt with liens ranking pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to asset sales, in each case, equal to the Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture and such remaining amount shall not be added to any subsequent Excess Proceeds for any purpose under this Indenture. If the aggregate principal amount of Notes and other Permitted Additional Pari Passu Obligations and other Debt ranking pari passu with the Notes with Liens ranking pari passu with the Notes containing provisions similar to those set forth in this Section 4.10 tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes and other Permitted Additional Pari Passu Obligations and other Debt (to the extent the Debt permits such a selection) to be purchased on a pro rata basis. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero. The provisions of Section 3.9 shall apply to any Asset Sale Offer.

The Company and its Restricted Subsidiaries will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company and its Restricted Subsidiaries will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

SECTION 4.11 Limitation on Transactions with Affiliates.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $7.5 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably have been obtained in a comparable arm’s length transaction by the Company or such Restricted Subsidiary with an unaffiliated party; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above.

The foregoing limitation does not limit, and shall not apply to:

(1) Restricted Payments that are permitted by Section 4.7 and the definition of Permitted Investments;

(2) the payment of reasonable and customary fees and indemnities to members of the Board of Directors of the Company or a Restricted Subsidiary;

(3) any employment agreement, arrangement or plan or similar arrangement entered into by the Company or a Restricted Subsidiary in the ordinary course of business, and the payment of reasonable and customary compensation, fees and other benefits (including retirement, health, option, deferred compensation and other benefit plans), payments, loans, and indemnities to officers, directors, employees or consultants of the Company, and of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(4) transactions between or among the Company and/or its Restricted Subsidiaries;

(5) the issuance of Capital Interests (other than Redeemable Capital Interests) of the Company to the Sponsor, or to any director, officer, employee or consultant, or as otherwise permitted hereunder;

(6) any agreement or arrangement as in effect on the Issue Date and any amendment or modification thereto so long as such amendment or modification is not (when taken as a whole) more disadvantageous to the holders of the Notes in any material respect;

(7) transactions in which the Company delivers to the Trustee a written opinion from an Independent Financial Advisor to the effect that the transaction is fair, from a financial point of view, to the Company and any relevant Restricted Subsidiaries or stating that the terms are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(8) any contribution of capital to the Company;

(9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and consistent with past practice and on terms that are fair to the Company or such Restricted Subsidiary, as determined in good faith by the Board of Directors of the Company or the senior management thereof or are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Board of Directors of the Company or the senior management thereof, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company;

(10) the Transactions and the payment of all fees and expenses related to the Transactions;

(11) following January 1, 2011, the payment to Sponsors of annual management, consulting, monitoring and advisory fees in an aggregate amount in any fiscal year not in excess of $1.0 million, plus reasonable out-of-pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods (but after the Issue Date), and the execution of any management or monitoring agreement subject to the same limitations;

(12) payments by the Company or any Restricted Subsidiary to the Sponsors and any of their Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company in good faith, plus reasonable out-of-pocket costs and expenses in connection therewith;

(13) Investments by any of the Sponsors in securities of the Issuers or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such investors in connection therewith) so long as (i) the terms of such securities held by other investors are the same or more favorable than the terms of the securities held by the Sponsors and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

(14) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of the Company or any of its Subsidiaries other than the Company or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity;

(15) issuances of Debt by the Company or any Restricted Subsidiary permitted to be incurred under the Indenture to any Affiliate on then-current market terms;

(16) the payment of reasonable out-of-pocket costs and expenses relating to registration rights; and

(17) any commercial agency agreement to be entered into between the Company, a Restricted Subsidiary and/or Parent.

SECTION 4.12 Limitation on Liens.

(a) The Company will not, and will not permit any of the Guarantors, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to the Collateral except Permitted Collateral Liens.

(b) Subject to paragraph (a) of this Section 4.12, the Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind with respect to any property, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom with respect to property other than Collateral without securing the Notes and all other amounts due under this Indenture and the Security Documents (for so long as such Lien exists) equally and ratably with (or prior to) the obligation or liability secured by such Lien. Any Lien created pursuant to the foregoing sentence shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the Lien giving rise thereto.

SECTION 4.13 Limitation on Sale and Leaseback Transactions.

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction (other than a Sale and Leaseback Transaction between the Company and one or more Restricted Subsidiaries or among Restricted Subsidiaries) unless:

(i) the gross cash proceeds received in such Sale and Leaseback Transaction is at least equal to the lesser of fair market value or net tax basis value of the property sold, as determined by a board resolution of the Board of Directors of the Company or by an Officers’ Certificate,

(ii) prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Company and such Restricted Subsidiary comply with Section 4.9, and

(iii) at or after the consummation of the Sale and Leaseback Transaction, the Company and such Restricted Subsidiary also comply with Section 4.10.

SECTION 4.14 Offer To Purchase upon Change of Control.

Upon the occurrence of a Change of Control, the Issuers will make an Offer to Purchase (the “Change of Control Offer”) all of the outstanding Notes at a purchase price (the “Purchase Price”) in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date (the “Change of Control Payment”). For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 30 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Issuers commence an Offer to Purchase all outstanding Notes at the Purchase Price and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

On the Purchase Date, the Issuers shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) otherwise comply with Section 3.9.

The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes such Change of Control Offer contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been given pursuant to Section 3.7.

To the extent that the provisions of any securities laws or regulations (including Rule 14e-1 under the Exchange Act) conflict with the Change of Control provisions or Offer to Purchase provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.14 by virtue of such conflict.

In addition, an Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Offer to Purchase.

SECTION 4.15 Maintenance of Corporate Existence.

Subject to Section 4.14 and Article V hereof, as the case may be, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its company existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Restricted Subsidiaries, if the Board of Directors of the Company, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.16 Events of Loss.

In the event of an Event of Loss resulting in Net Loss Proceeds in excess of $25.0 million, the Company or the affected Restricted Subsidiary of the Company, as the case may be, may (and to the extent required pursuant to the terms of any lease encumbered by a mortgage shall) apply the Net Loss Proceeds from such Event of Loss to either

(i) the rebuilding, repair, replacement, construction or improvement to the property affected by such Event of Loss or other property constituting Collateral (the “Subject Property”); or

(ii) to permanently repay Obligations under the Credit Agreement and permanently reduce any related loan commitment thereunder, with no concurrent obligation to offer to purchase any of the Notes;

provided, however, that in the case of clause (i) above the Company delivers to the Trustee within 180 days of such Event of Loss, an Officers’ Certificate certifying that the Company has applied (or will apply after receipt of any anticipated insurance or similar proceeds) the Net Loss Proceeds or other sources in accordance with clause (i) above.

Any Net Loss Proceeds that are not reinvested or not permitted to be reinvested or used to permanently repay obligations under the Credit Agreement as provided in the first sentence of this Section 4.16 will be deemed “Excess Loss Proceeds.” When the aggregate amount of Excess Loss Proceeds exceeds $25.0 million, the Company will make an offer (an “Event of Loss Offer”) to all Holders and to the holders of any other Permitted Additional Pari Passu Obligations and to all holders of other pari passu Debt with liens ranking pari passu with the Notes containing provisions similar to those set forth in this Section 4.16 to purchase or repurchase the Notes and such other Permitted Additional Pari Passu Obligations and to such other Pari Passu Debt with liens ranking pari passu with the Notes containing provisions similar to those set forth in this Section 4.16 with the proceeds from the Event of Loss in an amount equal to the maximum principal amount of Notes, such other Permitted Additional Pari Passu Obligations and such other pari passu Debt with liens ranking pari passu with the Notes containing provisions similar to those set forth in this Section 4.16 that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of the principal amount plus accrued and unpaid interest if any, to the date of purchase, and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Company or the affected Restricted Subsidiary of the Company, as the case may be, may use such Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture and the Security Documents and such remaining amount shall not be added to any subsequent Excess Loss Proceeds for any purpose under this Indenture; provided that any remaining Excess

Loss Proceeds shall remain subject to the Lien of the Security Documents. If the aggregate principal amount of Notes and other Permitted Additional Pari Passu Obligations and other Debt ranking pari passu with the Notes containing provisions similar to those set forth in this Section 4.16 tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the Trustee will select the Notes and such other Permitted Additional Pari Passu Obligations and other Debt (to the extent such other Debt permits such a selection) to be purchased on a pro rata basis based on the principal amount tendered. The Company shall comply with Section 3.9 in connection with any Event of Loss Offer.

In the event the Collateral Agent or Security Trustee receives any funds from Net Loss Proceeds (or other insurance monies) that are not required to be delivered to the Collateral Agent as “Net Loss Proceeds” under this Section 4.16, the Collateral Agent or Security Trustee shall return such monies to the Issuers promptly upon the written request of the Issuers therefor (accompanied by an Officers’ Certificate).

The Company and its Restricted Subsidiaries will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Event of Loss Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the Event of Loss provisions of this Indenture, the Company and its Restricted Subsidiaries will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.16 by virtue of such compliance.

SECTION 4.17 Business Activities.

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as whole.

SECTION 4.18 Existence of Corporate Co-Issuer.

The Company will always maintain a wholly owned subsidiary that is a Restricted Subsidiary of the Company organized as a corporation under the laws of the United States of America, any state thereof or the District of Columbia that will serve as a co-issuer of the Notes unless the Company is itself a corporation under the laws of the United States of America, any state thereof or the District of Columbia.

SECTION 4.19 Limitations on Activities of APT Co.

APT Co. may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Capital Interests to the Company or any wholly owned Restricted Subsidiary of the Company, (2) the Incurrence of Debt as a co-obligor or guarantor, as the case may be, of the Notes, the Credit Agreement and any other Debt that is permitted to be Incurred by the Company under Section 4.9; provided that the net proceeds of such Debt are not retained by APT Co., and (3) activities incidental thereto. Neither the Company nor any Restricted Subsidiary shall engage in any transactions with APT Co. in violation of the immediately preceding sentence.

SECTION 4.20 Additional Note Guarantees.

On the Issue Date, each of the Guarantors will guarantee the Notes in the manner and on the terms set forth in the Indenture.

After the Issue Date, the Company will cause each of its newly-formed or acquired Restricted Subsidiaries (other than (x) any Foreign Subsidiary and (y) any Restricted Subsidiary that is prohibited by law from guaranteeing the Notes or that would experience adverse regulatory consequences as a result providing a guarantee of the Notes (so long as, in the case of this clause (y), such Restricted Subsidiary has not provided a guarantee of any other Debt of the Issuers or any Guarantor)) to guarantee the Notes on a senior secured basis.

Each Note Guarantee by a Guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The Obligations of any Person that is or becomes a Guarantor after the Issue Date will be secured equally and ratably by a first-priority security interest in the Collateral granted to the Collateral Agent for the benefit of the Holders of the Notes and the holders of Permitted Additional Pari Passu Obligations. Such Guarantor will enter into a joinder agreement to the applicable Security Documents defining the terms of the security interests that secure payment and performance when due of the Notes and take all actions advisable in the opinion of the Company, as set forth in an Officers’ Certificate accompanied by an opinion of counsel to the Company to cause the Note Liens created by the Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable law, including the filing of financing statements in the jurisdictions of incorporation or formation of the Company and the Guarantors.

SECTION 4.21 Limitation on Creation of Unrestricted Subsidiaries.

The Company may designate any Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

The Company may designate any Subsidiary (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided that (i) immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph under Section 4.9 or (ii) the Consolidated Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be equal to or greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction, and provided further that the Company could make a Restricted Payment or a Permitted Investment in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to Section 4.7 and such amount is thereafter treated as a Restricted Payment or a Permitted Investment for the purpose of calculating the amount available in connection with Section 4.7.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred pursuant to Section 4.9 and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to Section 4.12.

The Company may not designate the Co-Issuer as an Unrestricted Subsidiary.

SECTION 4.22 Escrow of Proceeds; Escrow Proceeds Offer.

(a) The Issuers shall apply the Escrow Proceeds in accordance with the terms of the Escrow Agreement.

(b) The Company shall at all times use its commercially reasonable efforts to consummate the acquisition of the Identified Vessels. In the event that on the 365th day following the Issue Date, the Unutilized Escrow Proceeds equal or exceed $10,000,000, the Issuers shall, within five business days after such 365th day, use the Unutilized Escrow Proceeds, together with other funds available to the Issuers to make the related interest payment, to make an offer (the “Escrow Proceeds Offer”) to purchase Notes having an aggregate principal amount equal to such Unutilized Escrow Proceeds at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. The provisions of Section 3.9 shall apply to any Escrow Proceeds Offer.

SECTION 4.23 Further Assurances.

The Company will, and will cause each of its existing and future Restricted Subsidiaries to, execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time in order to:

(1) carry out more effectively the purposes of the Security Documents;

(2) create, grant, perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens created, or intended to be created, by the Security Documents; and

(3) ensure the protection and enforcement of any of the rights granted or intended to be granted to the Trustee under any other instrument executed in connection therewith.

ARTICLE V

SUCCESSORS

SECTION 5.1 Consolidation, Merger, Conveyance, Transfer or Lease.

Neither Issuer will, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into such Issuer in which such Issuer is the continuing Person or the merger of a Restricted Subsidiary into or with another

Restricted Subsidiary or another Person that as a result of such transaction becomes or merges into a Restricted Subsidiary), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of such Issuer and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(i) either: (a) such Issuer shall be the continuing Person or (b) the Person (if other than such Issuer) formed by such consolidation or into which such Issuer is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of such Issuer (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia, (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of such Issuer under this Indenture and (3) shall expressly assume, by documentation specified by, and executed and delivered to, the Trustee (and otherwise reasonably acceptable to the Collateral Agent), the due and punctual performance of the covenants and obligations of such Issuer under the Security Documents; provided that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;

(ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii) immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, such Issuer (or the Surviving Entity if such Issuer is not continuing), either (x) could Incur $1.00 of additional Debt (other than Permitted Debt) under the first paragraph of Section 4.9 or (y) the Consolidated Fixed Charge Coverage Ratio for the Company (or the Surviving Entity if the Company is not continuing) and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(iv) such Issuer delivers, or causes to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture;

(v) the Surviving Entity causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Surviving Entity;

(vi) the Collateral owned by or transferred to the Surviving Entity shall (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and (c) not be subject to any Lien other than Permitted Collateral Liens, in each case except as otherwise permitted by this Indenture; and

(vii) the property and assets of the Person which is merged or consolidated with or into the Surviving Entity, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Surviving Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture.

The preceding clause (iii) will not prohibit a merger between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of the United States or any political subdivision or state thereof so long as, the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby, except for Debt incurred in the ordinary course of business to pay fees, expenses and other costs associated with such transaction.

No Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either (a) the Person acquiring the property in any such sale or disposition of the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Guarantor under this Indenture, pursuant to a supplemental indenture satisfactory to the Trustee or (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.

For all purposes of this Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions involving either Issuer that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs in which such Issuer is not the Surviving Entity, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such Surviving Entity had been named as such Issuer therein; and when a Surviving Person duly assumes all of the obligations and covenants of such Issuer pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

SECTION 5.2 Successor Person Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor Person formed by such consolidation or into or with which the Company (and, if necessary, any co-issuer) is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and shall exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that in the event of a lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1 Events of Default.

Each of the following constitutes an “Event of Default”:

(1) default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) failure to perform or comply with Section 5.1;

(4) except as permitted by this Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be, or it shall be asserted by any Guarantor or the Issuers not to be, in full force and effect and enforceable in accordance with its terms (except as specifically provided in this Indenture);

(5) default in the performance, or breach, of (i) any covenant or agreement of either Issuer or any Guarantor in this Indenture (other than (x) a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above or (y) a covenant or agreement contained in Section 4.3), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes or (ii) any covenant or agreement contained in Section 4.3 and continuance of such default or breach for a period of 120 days after written notice thereof has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary of the Company (other than Indebtedness owed to the Company or a Restricted Subsidiary) having, individually or in the aggregate, a principal or similar amount outstanding of at least $10.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $10.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7) the entry against either Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final non-appealable judgment or final non-appealable judgments for the payment of money in an aggregate amount in excess of $10.0 million (other than any judgments covered by indemnities or insurance policies as to which liability coverage has not been denied by the insurance company or indemnifying party), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(8) (i) American Petroleum Tankers Parent LLC or AP Tankers Co., any Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Code:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(d) makes a general assignment for the benefit of its creditors, or

(e) admits, in writing, its inability generally to pay its debts as they become due; or

(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Code that:

(a) is for relief against American Petroleum Tankers Parent LLC or AP Tankers Co., any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(b) appoints a Custodian of American Petroleum Tankers Parent LLC or AP Tankers Co., any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of American Petroleum Tankers Parent LLC or AP Tankers Co. or any of its Restricted Subsidiaries; or

(c) orders the liquidation of American Petroleum Tankers Parent LLC or AP Tankers Co. or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(9) unless all of the Collateral has been released from the Note Liens in accordance with the provisions of the Security Documents, default by either Issuer or any of its Restricted Subsidiaries or Guarantors in the performance of the Security Documents which adversely affects in any material respect the enforceability, validity, perfection or priority of the Note Liens on a material portion of the Collateral (but excluding Excluded Assets), the repudiation or disaffirmation by either Issuer or any of its Restricted Subsidiaries or Guarantors of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against either Issuer or any Guarantor (or group of Guarantors) that is a Significant Subsidiary party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents) or otherwise cured within 60 days after the Issuers receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 66 2/3% of the outstanding principal amount of the Note Obligations and demanding that such default be remedied.

The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Code.

The Trustee shall not be deemed to have notice of any Event of Default and shall not have any duty or responsibility in respect thereof unless and until a Responsible Officer of the Trustee has received written notice of such Event of Default or has actual knowledge of such Event of Default. Delivery of reports, information and documents to the Trustee under Section 4.3 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including either Issuer’s compliance with any of its covenants hereunder or the existence of an Event of Default (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates, except as otherwise provided herein).

SECTION 6.2 Acceleration.

If an Event of Default (other than an Event of Default specified in clause (8) of Section 6.1 with respect to either Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuers (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) of Section 6.1 shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 30 days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) of Section 6.1 occurs with respect to either Issuer, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

SECTION 6.3 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture (including in connection with an Offer to Purchase) except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than as a result of an acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5 Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.6 Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such indemnity; and

(e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7 Rights of Holders of Notes To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note (other than in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8 Collection Suit by Trustee.

If an Event of Default specified in Section 6.1(1) or (2) hereof or which otherwise results in an acceleration of payment on or under the Notes, occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.8 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.8 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities.

Any money collected by the Trustee (or received by the Trustee from the Collateral Agent under any Security Documents) pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.8 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the reasonable costs and expenses of collection;

Second: to the security agent under the Second Lien Facility for amounts due in respect of fees, expenses and indemnification obligations owed to the security agent under the Second Lien Facility;

Third: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and pay able on the Notes for principal, premium, if any, and interest respectively and holders of Permitted Additional Pari Passu Obligations for principal, premium and interest ratably;

Fourth: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes and to holders of Permitted Additional Pari Passu Obligations for any other obligations owing to such holders;

Fifth: to the lenders under the Second Lien Facility to pay amounts due to the lenders under the Second Lien Facility; and

Sixth: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12 Appointment and Authorization of The Bank of New York Mellon Trust Company, N.A. as Collateral Agent and Security Trustee.

(a) The Bank of New York Mellon Trust Company, N.A. is hereby designated and appointed as the Collateral Agent for the Holders under the Security Documents, and is hereby authorized and directed as the Collateral Agent for such Holders to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents (including without limitation the Intercreditor Agreement) and (i) to take action and exercise such powers as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof together with such other powers as are reasonably incidental hereto and thereto. In addition, The Bank of New York Mellon Trust Company, N.A. is hereby designated and appointed as the security trustee for the Holders under the Ship Mortgages (in such capacity, the “Security Trustee”) and is hereby authorized and directed as the Security Trustee to execute and enter into all instruments relating to the Ship Mortgages and (i) to take action and exercise such powers as are expressly required or permitted hereunder and under the Ship Mortgages and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are in each case, expressly delegated to the Security Trustee by the terms hereof and thereof together with such other powers as are reasonably incidental hereto and thereto.

(b) Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, neither the Collateral Agent nor the Security Trustee shall have any duties or responsibilities except those expressly set forth herein or therein or any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Security Document or otherwise exist against the Collateral Agent or the Security Trustee.

(c) Each of the Collateral Agent and the Security Trustee may consult with counsel of its selection and the written advice of such counsel or any written opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in reliance on and in accordance with the written advice or written opinion of such counsel.

ARTICLE VII

TRUSTEE

SECTION 7.1 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Security Agreement and the Intercreditor Agreements and the Trustee need perform only those duties that are specifically set forth in this Indenture, the Security Agreement and the Intercreditor Agreements and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee, Collateral Agent and Security Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee, Collateral Agent and Security Trustee and conforming to the requirements of this Indenture or the Security Documents. However, the Trustee, Collateral Agent and Security Trustee shall be under a duty to examine such certificates and opinions in the case of certificates or opinions specifically required by any provision hereof to be furnished to it to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts or conclusions stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof or otherwise in accordance with the direction of the Holders of a majority in principal amount of outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee or the Collateral Agent, under this Indenture or the Security Documents.

(d) Whether or not therein expressly so provided, every provision of this Indenture or any provision of any Security Document that in any way relates to the Trustee or the Collateral Agent is subject to Sections 7.1 and 7.2 hereof

(e) No provision of this Indenture or the Security Documents shall require the Trustee, Escrow Agent, Security Trustee or the Collateral Agent to expend or risk its own funds or incur any liability. The Trustee, Escrow Agent, Security Trustee and the Collateral Agent shall be under no obligation to exercise any of their rights and powers under this Indenture or the Security Documents at the request of any Holders, unless such Holder shall have offered to the Trustee, Escrow Agent, Security Trustee or the Collateral Agent, as applicable, security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2 Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel or as required by applicable law. The Trustee may consult with counsel of the Trustee’s own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or written opinion of such counsel or on any Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. Any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Officers’ Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer or a Guarantor shall be sufficient if signed by an Officer of such Issuer or such Guarantor.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security and indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Issuers or any Guarantor, personally or by agent or attorney at the sole cost of the Issuers, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The rights, privileges, protections and benefits given to the Trustee under this Indenture, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder or under any Security Document (including, without limitation, the Collateral Agent, the Escrow Agent and the Security Trustee).

(i) The Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture or any Security Document shall not be construed as a duty.

(k) In the event that the Trustee (in such capacity or in any other capacity hereunder or under any Security Document) is unable to decide between alternative courses of action permitted or required by the terms of this Indenture or any Security Document, or in the event that the Trustee is unsure as to the application of any provision of this Indenture or any Security Document, or believes any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Indenture or any Security Document permits any determination by or the exercise of discretion on the part of the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Holders requesting instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instructions received from a majority in aggregate principal amount of the then outstanding Notes, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Holders and the Owner Trustee shall have no liability to any Person for such action or inaction.

SECTION 7.3 Limitation on Duty of Trustee in Respect of Collateral; Indemnification.

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or o omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the

Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuers to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

SECTION 7.4 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, in the event that the Trustee acquires any conflicting interest as defined in Section 310(b) of the TIA, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.5 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, or the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession and the accounting for Trust Monies actually received by it in accordance with the terms hereof) for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Note Lien, and it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital in any document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

SECTION 7.6 Notice of Defaults.

If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.7 Reports by Trustee to Holders of the Notes.

Within 60 days after each January 1 beginning with January 1, 2011, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders shall be mailed to the Issuers and filed with the Commission and each stock exchange on which the Issuers have informed the Trustee in writing the Notes are listed in accordance with TIA § 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.8 Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a separate fee agreement. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee (which for purposes of this Section 7.8 shall include its officers, directors, employees and agents) against any and all claims, damage, losses, liabilities or expenses incurred by it in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.8) and defending itself against any claim (whether asserted by the Issuers or any Holder or any Guarantor or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, including, without limitation, any environmental liability, except to the extent any such loss, claim, damage, liability or expense has been determined to have been caused by its own negligence or willful misconduct. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall, upon the request of Issuers, cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of one such primary counsel and such local counsel deemed necessary or advisable in the opinion of the Trustee. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuers and the Guarantors under this Section 7.8 shall survive the satisfaction and discharge or termination for any reason of this Indenture or the resignation or removal of the Trustee.

Notwithstanding anything to the contrary in Section 4.12 hereof, to secure the Issuers’ and the Guarantors’ obligations in this Section 7.8, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge or termination for any reason of this Indenture and the resignation or removal of the Trustee.

In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Code.

“Trustee” for the purposes of this Section 7.8 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder or under any Security Document.

SECTION 7.9 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.9.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.11 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Code;

(c) a Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction, at the expense of the Issuers, for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.11 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.8 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.9, the Issuers’ obligations under and the Lien provided for in Section 7.8 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.10 Successor Trustee by Merger, Etc.

If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee or any Agent, as applicable.

SECTION 7.11 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power and that is subject to supervision or examination by federal or state authorities. The Trustee together with its parent shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b) including the provision in § 310(b)(1); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers or the Guarantors are outstanding if the requirements for exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.12 Preferential Collection of Claims Against the Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.13 Trustee’s Application for Instructions from the Issuers.

Any application by the Trustee for written instructions from the Issuers may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty Business Days after the date any officer of the Issuers actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.14 Limitation of Liability.

In no event shall the Trustee, in its capacity as such or as Collateral Agent, Paying Agent, Escrow Agent, Security Trustee or Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought. The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action. The provisions of this Section shall survive satisfaction and discharge or the termination for any reason of this Indenture and the resignation or removal of the Trustee.

SECTION 7.15 Collateral Agent.

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent, Escrow Agent and Security Trustee as if the Collateral Agent, Escrow Agent and the Security Trustee were named as the Trustee herein and the Security Documents were named as this Indenture herein.

SECTION 7.16 Co-Trustees; Separate Trustee; Collateral Agent.

At any time or times, for the purpose of meeting the Legal Requirements of any jurisdiction in which any of the Collateral may at the time be located, the Issuers, the Collateral Agent and the Trustee shall have power to appoint, and, upon the written request of (i) the Trustee or the Collateral Agent or (ii) the holders of at least 25% of the outstanding principal amount at maturity of the Notes, the Issuers shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.16. In case an Event of Default has occurred and is continuing, the Trustee or the Collateral Agent alone shall have power to make such appointment.

Should any written instrument from the Issuers be requested by any co-trustee or separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request of such co-trustee or separate trustee or separate collateral agent, be executed, acknowledged and delivered by the Issuers.

Any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent shall agree in writing to be and shall be subject to the provisions of the applicable Security Documents as if it were the Trustee thereunder (and the Trustee shall continue to be so subject).

Every co-trustee or separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(a) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

(b) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, or by the Trustee and such co-collateral agent, sub-collateral agent or separate collateral agent jointly as shall be provided in the instrument appointing such co-trustee, separate trustee or separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent.

(c) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuers evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent appointed under this Section 7.15, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent without the concurrence of the Issuers. Upon the written request of the Trustee, the Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.16.

(d) No co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent hereunder shall be liable by reason of any act or omission of the Trustee, or any other such trustee, co-trustee, separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent hereunder.

(e) The Trustee shall not be liable by reason of any act or omission of any co-trustee, separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent.

(f) Any act of holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent, as the case may be.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1 Option To Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option at any time, elect to have either Section 8.2 or 8.3 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2 Legal Defeasance.

Upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Guarantees and Security Documents on the date the conditions set forth below are satisfied (hereinafter, “legal defeasance”). For this purpose, legal defeasance means that the Issuers shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture including that of the Guarantors and the Security Documents (and the Trustee, on written demand of and at the reasonable expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due solely from the trust referred to in Section 8.4(1); (b) the Issuers’ obligations with respect to such Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, benefits and immunities of the Trustee, including without limitation thereunder, under Section 7.8, 8.5 and 8.7 hereof and the Issuers’ obligations in connection therewith; (d) the Issuers’ rights pursuant to Section 3.7; and (e) the provisions of this Section 8.2. Subject to compliance with this Article VIII, the Issuers may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof. If the Issuers exercise their legal defeasance option, subject to the satisfaction of the conditions set forth in Section 8.4, the Liens securing the Notes and the Guarantees will be released and each Guarantor will be released from all its obligations under its Guarantee of the Notes.

SECTION 8.3 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.20, 4.21, 4.22, 4.23 and 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance” and, together with legal defeasance, “defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, covenant defeasance means that, with respect to the outstanding Notes, the Issuers or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(3), (4), (5), (6), (7), (8) and (9) hereof shall not constitute Events of Default. If the Issuers exercise their covenant defeasance option, subject to the satisfaction of the conditions set forth in Section 8.4, the Liens securing the Notes and the Guarantees will be released and each Guarantor will be released from all its obligations under its Guarantee of the Notes.

SECTION 8.4 Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

In order to exercise either legal defeasance or covenant defeasance:

(1) the Issuers must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) U.S. government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Issuers have made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuers) the redemption date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes;

(2) in the case of legal defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, stating that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, subject to customary assumptions and exclusions, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3) in the case of covenant defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that subject to customary assumptions and exclusions the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which either Issuer is a party or by which either Issuer is bound; and

(6) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a legal defeasance need not to be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

SECTION 8.5 Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6 hereof, all money and non-callable U.S. government obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. government obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers and be relieved of all liability with respect to any money or non-callable U.S. government obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

SECTION 8.6 Repayment to Issuers.

The Trustee shall promptly, and in any event, no later than three Business Days, pay to the Company after request therefor, any excess money or non-callable Government Securities held with respect to the Notes at such time in excess of amounts required to pay any of the Company’s Obligations then owing with respect to the Notes.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for one year after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuers on their written request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

SECTION 8.7 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. government obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuers under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuers makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8 Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes and Guarantees issued hereunder and as to all Security Documents (a “Discharge”) when:

(1) Either: (A) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and any of the Notes for whose payment money has been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year or are to be called for redemption within one year and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of premium, if any, and interest to the Stated Maturity or date of redemption;

(2) either Issuer or any Guarantor has paid or caused to be paid all other sums then due and payable under this Indenture by the Company;

(3) the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than this Indenture) to which either Issuer or any Guarantor is a party or by which either Issuer or any Guarantor is bound;

(4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.

The Issuers may elect, at their option, to have their obligations discharged with respect to the outstanding Notes. Such legal defeasance means that the Issuers will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

(1) the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due,

(2) the Issuers’ obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trusts, duties and immunities of the Trustee,

(4) the Issuers’ right of optional redemption, and

(5) the defeasance provisions of this Indenture.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1 Without Consent of Holders of the Notes.

Notwithstanding Section 9.2 of this Indenture, without the consent of any Holders, the Issuers, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture, the Guarantees and the Security Documents for any of the following purposes:

(1) to evidence the succession of another Person to either Issuer or any Guarantor and the assumption by any such successor of the covenants of such Issuer or such Guarantor in this Indenture, the Guarantees, the Security Documents and the Notes;

(2) to add to the covenants of the Issuers or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuers or the Guarantors;

(3) to add additional Events of Default;

(4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5) to evidence and provide for the acceptance of appointment under this Indenture and the Security Documents by a successor Trustee or Collateral Agent;

(6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;

(7) to add to the Collateral securing the Notes, to add a Guarantor or to release a Guarantor in accordance with this Indenture;

(8) to cure any ambiguity, defect, omission, mistake or inconsistency,

(9) to make any other provisions with respect to matters or questions arising under this Indenture, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company;

(10) to conform the text of this Indenture, the Security Documents or the Notes to any provision of the “Description of the Notes” in the Offering Circular to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of the Notes”;

(11) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Trustee on behalf of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Note Obligations under this Indenture and the Notes, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise;

(12) to provide for the release of Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents, the Intercreditor Agreements or this Indenture; or

(13) to secure any Permitted Additional Pari Passu Obligations under the Security Documents and to appropriately include the same in the Intercreditor Agreements.

Upon the request of the Issuers accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall have the right, but not be obligated to, enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, (a) neither an Opinion of Counsel nor an Officer’s Certificate shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, (b) no supplemental indenture shall be required to waive an Event of Default described in clause (6) of Section 6.1 if the event of default or payment default triggering such Event of Default shall be cured or waived within 30 days after such Event of Default arose (which waiver shall occur automatically), and (c) no supplemental indenture shall be required to amend the Security Documents to permit Permitted Additional Pari Passu Obligations to be secured under such Security Documents (it being understood that the Trustee, the Collateral Agent and the Security Trustee shall enter into such amendments upon receipt of a written request from the Issuers therefor).

SECTION 9.2 With Consent of Holders of Notes.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuers, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to this Indenture or amend the Security Documents and the Intercreditor Agreements (together with the other consents required thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders under this Indenture, including the definitions herein; provided, however, that no such supplemental indenture or amendment shall, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,

(2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture,

(3) modify the obligations of the Issuers to make Offers to Purchase (a) from the Excess Proceeds of Assets Sales or Excess Loss Proceeds from an Event of Loss if such modification was done after the occurrence of such Asset Sale or Event of Loss, as applicable, or (b) upon a Change of Control if such modification was done after the occurrence of such Change of Control,

(4) subordinate, in right of payment, the Notes to any other Debt of the Issuers,

(5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

(6) release any Guarantees required to be maintained under this Indenture (other than in accordance with the terms of this Indenture).

In addition, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes or otherwise modifying the Intercreditor Agreements in any manner adverse in any material respect to the Holders of the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding. In addition, any changes to the provisions of the Escrow Agreement relating to the release of Escrow Proceeds or to making an Escrow Proceeds Offer and that are materially adverse to the Holders will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under this Indenture and its consequences, except a default:

(1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

(2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Upon the request of an Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Article IX to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.3 Compliance with Trust Indenture Act.

Every Amendment or Supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver. If the Issuers fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.5 hereof or (ii) such other date as the Issuers shall designate. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

SECTION 9.5 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

After any amendment, supplement or waiver becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6 Trustee To Sign Amendments, Etc.

The Trustee shall sign and shall direct the Collateral Agent and Security Trustee to sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers and the Guarantors may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it. In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be given and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that, subject to customary exceptions, the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived, that such amendment or supplemental indenture is not inconsistent herewith, and that it will be valid and binding upon the Issuers in accordance with its terms. Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

ARTICLE X

SECURITY

SECTION 10.1 Security Documents; Additional Collateral.

(a) Security Documents. In order to secure the due and punctual payment of the Note Obligations and any Permitted Additional Pari Passu Obligations, in the case of the Issuers, Parent, the Guarantors, the Collateral Agent and the other parties thereto have simultaneously with the execution of this Indenture entered or, in accordance with the provisions of Section 4.20, Section 4.23 and this Article X will enter into the Security Documents.

(b) Additional Collateral. (i) Subject to the applicable provisions of the applicable Security Documents, promptly following the acquisition by Parent, the Issuers or any Restricted Subsidiary of any property that is intended to be subject to the Lien created by any Security Documents but is not so subject, or (ii) contemporaneously with the grant of any additional Liens on any property by Parent, the Issuers or any Restricted Subsidiary to secure Obligations Incurred pursuant to clause (i) or (viii) of the definition of “Permitted Debt,” provided that such Liens are subject to the provisions of the Intercreditor Agreements, in the case of both (i) and (ii) above, to the extent required by such Security Document, the applicable Issuers or Guarantor will execute and deliver to the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents (including certificates, legal opinions and surveys, as necessary) as the Collateral Agent may deem necessary or advisable to grant to the Collateral Agent a Lien on such property subject to no Liens other than Permitted Collateral Liens, and take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable requirements of law, including the filing of mortgages, deeds of trust, financing statements or other instruments or documents in such jurisdictions as necessary or as may be reasonably requested by the Collateral Agent. The Issuers shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as necessary or as the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired properties.

SECTION 10.2 Recording, Registration and Opinions.

The Issuers and the Guarantors shall make all filings (including financing statements, filings of continuation statements and amendments to financing statements and any instruments of further assurance that may be necessary to continue the effectiveness of such financing statements) or recordings and take all other actions as are necessary or required by the Security Documents, or otherwise to perfect, protect and maintain (at the sole cost and expense of the Issuers) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected first priority security interest subject only to Permitted Collateral Liens.

The Issuers and the Guarantors shall furnish to the Trustee, at such time as required by TIA Section 314(b) and, as reasonably requested by the Trustee, promptly after the execution and delivery of any other instrument of further assurance or amendment granting, perfecting, preserving or making effective a security interest or Lien pursuant to this Indenture and any Security Document, an Opinion of Counsel either (i) containing an opinion with respect to the perfection of such collateral comparable to the opinion provided in connection with the issuance of the Initial Notes with respect to such type of Collateral (subject to necessary exceptions to take into account the Suits in Admiralty Act), or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under this Indenture or any of the Security Documents.

The Issuers and the Guarantors shall furnish to the Trustee, at least thirty (30) days prior to the anniversary of the Issue Date in each year an Opinion of Counsel, dated as of such date, either (i) (x) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording, and refiling of this Indenture or the Security Documents, as applicable, as are necessary to maintain the perfected Liens of the applicable Security Documents securing the Note Obligations under applicable law to the extent required by the Security Documents other than any action as described therein to be taken and such opinion may refer to prior Opinions of Counsel and contain customary qualifications and exceptions and may rely on an Officers’ Certificate of the Issuers, and (y) stating that on the date of such Opinion of Counsel, all financing statements, financing statement amendments and continuation statements have been or will be executed and filed that are necessary, as of such date or promptly thereafter and during the succeeding 12 months, fully to maintain the perfection (to the extent required by the Security Documents) of the security interests of the Collateral Agent securing the Note Obligations thereunder and under the Security Documents with respect to the Collateral and such Opinion of Counsel may contain customary qualifications and exceptions and may rely on an Officers’ Certificate; provided that if there is a required filing of a continuation statement or other instrument within such 12 month period and such continuation statement or amendment is not effective if filed at the time of the opinion, such opinion may so state and in that case the Issuers and the Guarantors shall cause a continuation statement or amendment to be timely filed so as to maintain such Liens and security interests securing Note Obligations or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens or security interests.

SECTION 10.3 Releases of Collateral.

The Liens securing the Notes and the Guarantees will, automatically and without the need for any further action by any Person be released:

(a) in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances,

(b) in whole, upon:

(i) Discharge of this Indenture under Section 8.8 hereof; or

(ii) a legal defeasance or covenant defeasance of this Indenture under Article VIII hereof;

(c) in part, as to any property that (i) is sold, transferred or otherwise disposed of by either Issuer or any Guarantor (other than to another Issuer or another Guarantor) in a transaction not prohibited by this Indenture, at the time of such transfer or disposition, (ii) is owned or at any time acquired by a Guarantor that has been released from its Guarantee, concurrently with the release of such Guarantee or (iii) at any time becomes an Excluded Asset pursuant to a transaction not prohibited by this Indenture;

(d) pursuant to Article IX; and

(e) in part, in accordance with the applicable provisions of the Security Documents and the Intercreditor Agreements.

Following any such release, upon the request of any Issuer to the Trustee (accompanied by an Officer’s Certificate and customary indemnity in favor of the Trustee), the Trustee shall promptly execute and/or cause the Collateral Agent and the Security Trustee to execute, all documents as any Issuer or any Guarantor may reasonably request to evidence such release, including, without limitation, such documents necessary to evidence the discharge the Ship Mortgages under the laws of the United States.

A release of Collateral pursuant to the provisions of this Indenture and the Security Documents shall not be deemed to impair the security under the lien of the Collateral and any Person that is required to deliver an Officers’ Certificate or Opinion of Counsel pursuant to Section 314(d) of the TIA shall be entitled to rely on the foregoing as a basis for delivery of such Officers’ Certificate or Opinion of Counsel.

If any Collateral is released in accordance with this Indenture or any of the Security Documents, and if the applicable Issuer or Guarantor has delivered the certificates and documents required by the Security Documents, the Trustee will determine whether it has received all documentation required by Section 314(d) of the TIA (to the extent applicable) in connection with such release. Any certificate or opinion required by Section 314(d) of the TIA may be made by an officer of the Company except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee.

Notwithstanding any other provision of this Indenture or any Security Document, to the extent necessary and for so long as required for a Subsidiary of the Company not to be subject to any requirement pursuant to Rule 3-6 of Regulation S-X under the Securities Act to file separate financial statements of such Subsidiary with the SEC (or any other governmental agency), the Capital Stock and other securities of such Subsidiary shall not be included in the Collateral with respect to the Notes and shall not be subject to the Liens securing such Notes and the Note Obligations so long as at such time, the Second Lien Facility and any other Permitted Additional Pari Passu Obligations are not secured by a pledge of such Capital Stock or securities. For purposes of this paragraph, “securities” has the meaning ascribed to such term for purposes of Rule 3-16 of Regulation S-X under the Securities Act.

Notwithstanding the provisions of this Section 10.03 and Section 10.05 below, so long as no Event of Default shall have occurred and be continuing, an Issuer or the applicable Guarantor may, without any release or consent by the Collateral Agent or the Holders of the Notes, do any activities not prohibited by the other terms of this Indenture.

SECTION 10.4 Form and Sufficiency of Release.

In the event that either Issuer or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that, under the terms of this Indenture may be sold, exchanged or otherwise disposed of by either Issuer or any Guarantor, and such Issuer or such Guarantor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Guarantee and the Security Documents, upon receipt of an Officers’ Certificate and

Opinion of Counsel (the latter of which, to the extent consistent with applicable provisions of the TIA and otherwise in accordance with the Senior Secured Note Documents, shall only be required if the Fair Market Value of the property that is subject to the Lien to be released exceeds $25. million and shall be deliverable by the Issuers, unless the Issuers elect otherwise) to the effect that such release complies with Section 10.3 and specifying the provision in Section 10.3 pursuant to which such release is being made (upon which the Trustee may exclusively and conclusively rely), the Trustee shall execute, acknowledge and deliver to such Issuer or such Guarantor (or instruct the Collateral Agent to do the same) such an instrument in the form provided by the Issuers, and providing for release without recourse and shall take such other action as such Issuer or such Guarantor may reasonably request and as necessary to effect such release. Before executing, acknowledging or delivering any such instrument, the Trustee shall be furnished with an Officers’ Certificate and an Opinion of Counsel (on which the Trustee shall be entitled to conclusively and exclusively rely), as applicable, each stating subject to customary exceptions, that such release is authorized and permitted by the terms hereof and that all conditions precedent with respect to such release have been complied with.

SECTION 10.5 Possession and Use of Collateral.

Subject to the provisions of the Security Documents, the Issuers and the Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than Trust Monies held by the Collateral Agent, other monies or U.S. government obligations deposited pursuant to Article VIII, and other than as set forth in the Security Documents and this Indenture), to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than Trust Monies held by the Collateral Agent, other monies and U.S. government obligations deposited pursuant to Article VIII and other than as set forth in the Security Documents and this Indenture), to alter or repair any Collateral so long as such alterations and repairs do not impair the Lien of the Security Documents thereon, and otherwise comply with Section 10.7 hereof, and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

SECTION 10.6 [Intentionally Omitted].

SECTION 10.7 [Intentionally Omitted].

SECTION 10.8 Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 10.4 have been satisfied.

SECTION 10.9 Authorization of Actions To Be Taken by the Collateral Agent Under the Security Documents.

The holders of Notes agree that the Collateral Agent, Escrow Agent and Security Trustee shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Collateral Agent by the Security Documents. Furthermore, each holder of a

Note, by accepting such Note, consents to the terms of and authorizes and directs the Trustee (in each of its capacities including, but not limited to, Security Trustee under the Ship Mortgages) and the Collateral Agent to enter into and perform the Security Documents (including without limitation the Intercreditor Agreement and the Ship Mortgages) in each of its capacities thereunder.

SECTION 10.10 Authorization of Receipt of Funds by the Trustee Under the Security Agreement.

The Trustee is authorized to receive any funds for the benefit of holders distributed under the Security Documents to the Trustee, to apply such funds as provided in Section 6.10.

SECTION 10.11 Powers Exercisable by Receiver or Collateral Agent.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article X upon the Issuers or any Guarantor, as applicable, with respect to the release, sale or other disposition of such Property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article X.

ARTICLE XI

APPLICATION OF TRUST MONIES

SECTION 11.1 Collateral Account.

No later than 30 days following the first date on which the Trustee receives any Trust Monies there shall be established and, at all times thereafter until this Indenture shall have terminated, there shall be maintained with the Collateral Agent the Collateral Account. The Collateral Account shall be established and maintained by the Collateral Agent at the office of the Collateral Agent or as a deposit account or securities account subject to a control agreement in favor of the Collateral Agent. Except as otherwise permitted by the Indenture, the Issuers shall cause all Trust Monies to be deposited in the Collateral Account and thereafter shall be held by and under the sole dominion and control of the Collateral Agent for its benefit and for the benefit of the Secured Parties (as defined in the Security Agreement) as a part of the Collateral until released in accordance with this Article.

SECTION 11.2 Withdrawal of Loss Proceeds.

To the extent that any Trust Monies consist of Net Loss Proceeds, such Trust Monies may be withdrawn by the Issuers and shall be paid by the Collateral Agent (upon the direction of the Trustee) upon a written request by the Issuers delivered to the Trustee and the Collateral Agent to reimburse the Issuers or Guarantor for expenditures made, or to pay costs incurred, by such Issuer or such Guarantor in connection with a reinvestment complying with Section 4.16, upon receipt by the Trustee and the Collateral Agent of the following:

(a) An Officers’ Certificate, dated not more then 30 days prior to the date of the application for the withdrawal and payment of such Trust Monies setting forth:

(i) that the Net Loss Proceeds have been or will be reinvested in compliance with Section 4.16 (and containing a brief description of the amount and manner of reinvestment of such Net Loss Proceeds);

(ii) that no Default or Event of Default shall have occurred and be continuing; and

(iii) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with;

Upon compliance with the foregoing provisions of this Section 11.2 and Section 11.1, the Collateral Agent shall, upon receipt of a written request by the Issuers (which may be contained on the Officers’ Certificate), pay an amount of Net Loss Proceeds constituting Trust Monies equal to the amount of the reinvestment stated in the Officers’ Certificate required by clause (i) of paragraph (a) of this Section 11.2 as directed by the Issuers.

SECTION 11.3 Withdrawal of Net Cash Proceeds To Fund an Asset Sale Offer or Net Loss Proceeds To Fund an Event of Loss Offer.

To the extent that any Trust Monies consist of Net Cash Proceeds received by the Collateral Agent pursuant to the provisions of Section 4.10 hereof or Net Loss Proceeds received by the Collateral Agent pursuant to the provisions of Section 4.16 hereof and an Asset Sale Offer or Event of Loss Offer, as applicable, has been made in accordance therewith, such Trust Monies may be withdrawn by the Issuers and shall be paid by the Trustee to the Paying Agent for application in accordance with Section 4.10 or 4.16 upon written notice by the Issuers to the Trustee and upon receipt by the Trustee and the Collateral Agent of the following:

An Officers’ Certificate, dated not more than three days prior to the Purchase Date, stating:

(i) that no Default or Event of Default shall have occurred and be continuing;

(ii)(x) that such Trust Monies constitute Net Cash Proceeds or Net Loss Proceeds, as applicable, (y) that pursuant to and in accordance with Section 4.10 or 4.16, the Issuers have made an Asset Sale Offer or Event of Loss Offer and (z) the amount of Excess Cash Proceeds or Excess Loss Proceeds, as applicable, to be applied to the repurchase of the Notes and Permitted Additional Pari Passu Obligations pursuant to the Asset Sale Offer or Event of Loss Offer;

(iii) the Purchase Date; and

(iv) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with.

Upon compliance with the foregoing provisions of this Section 11.3, the Trustee shall apply the Trust Monies as directed and specified by the Issuers, subject to Section 4.10 and Section 4.16.

SECTION 11.4 Withdrawal of Trust Monies for Investment in Replacement Assets.

In the event the Issuers intend to reinvest Net Cash Proceeds of an Asset Sale in assets in compliance with Section 4.10 (“Replacement Assets”) (the “Released Trust Monies”), such Net Cash Proceeds constituting Trust Monies may be withdrawn by the Issuers and shall be paid by the Collateral Agent to the Issuers upon a written notice to the Trustee and upon receipt by the Trustee and the Collateral Agent of the following:

(a) A Notice signed by the Issuers which shall (i) refer to this Section 11.4, (ii) contain all documents referred to below, (iii) describe with particularity the Released Trust Monies, (iv) describe with particularity the Replacement Assets to be invested in with respect to the Released Trust Monies and (v) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Collateral Agent;

(b) An Officers’ Certificate certifying that (i) such Trust Monies constitute Net Cash Proceeds and are being reinvested in compliance with Section 4.10, (ii) the release of the Released Trust Monies complies with the terms and conditions of this Indenture, (iii) there is no Default or Event of Default (both before and after investing in the Replacement Assets) in effect or continuing on the date thereof, (iv) the release of the Released Trust Monies shall not result in a Default or Event of Default hereunder and (v) all conditions precedent herein to such release have been complied with; Upon compliance with the foregoing provisions, the Trustee shall apply the Released Trust Monies as directed and specified by the Issuers.

SECTION 11.5 Investment of Trust Monies.

So long as no Event of Default shall have occurred and be continuing, all or any part of any Trust Monies held by (or held in account subject to the sole control of) the Collateral Agent shall from time to time be invested or reinvested by the Collateral Agent in any Eligible Cash Equivalents pursuant to a written request by the Issuers in the form of an Officers’ Certificate, which shall specify the Eligible Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Eligible Cash Equivalents; and the Collateral Agent shall sell any such Eligible Cash Equivalent only upon receipt of such a written request by the Issuers specifying the particular Eligible Cash Equivalent to be sold. So long as no Default or Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Eligible Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Collateral Agent shall be forthwith paid to the Issuers. Such Eligible Cash Equivalents shall be held by the Collateral Agent as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Eligible Cash Equivalents.

The Trustee and Collateral Agent shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 11.5.

SECTION 11.6 Use of Trust Monies; Retirement of Notes.

The Collateral Agent shall apply Trust Monies not required to be applied to fund an Asset Sale Offer or Event of Loss Offer or required to be held pending application to the acquisition of Replacement Assets from time to time to the payment of the principal of, premium, and interest on, any Notes and any Permitted Additional Pari Passu Obligations on a pro rata basis, on any redemption date or the Maturity Date or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to a Change of Control Offer, as the Issuers shall request in writing, upon receipt by the Trustee and the Collateral Agent of the following:

(a) Board Resolutions of the Issuers directing the application pursuant to this Section 11.6 of a specified amount of Trust Monies and, in case any such monies are to be applied to payment, designating the Notes and Permitted Additional Pari Passu Obligations so to be paid and, in case any such monies are to be applied to the purchase of Notes and Permitted Additional Pari Passu Obligations, prescribing the method of purchase, the price or prices to be paid and the maximum aggregate principal amount of Notes and Permitted Additional Pari Passu Obligations to be purchased and any other provisions of this Indenture governing such purchase;

(b) an Officers’ Certificate, dated not more than three days prior to the date of the relevant application, stating

(i) that no Default or Event of Default exists unless such Default or Event of Default would be cured thereby; and

(ii) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with; and

Upon compliance with the foregoing provisions of this Section, the Collateral Agent shall apply Trust Monies as directed and specified by such Board Resolution.

A Board Resolution expressed to be irrevocable directing the application of Trust Monies under this Section 11.6 to the payment of the principal of, premium and interest on the Notes and any Permitted Additional Pari Passu Obligations shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Collateral Agent in trust for such purpose. Such Trust Monies and any cash deposited with the Collateral Agent pursuant to this Section 11.6 for the payment of accrued interest shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Monies.

SECTION 11.7 Disposition of Notes Retired.

All Notes received by the Trustee and for whose purchase Trust Monies are applied under Section 11.6, if not otherwise cancelled, shall be promptly delivered to the Trustee for cancellation and destruction in accordance with the Trustee’s customary procedures.

ARTICLE XII

NOTE GUARANTEES

SECTION 12.1 Note Guarantees.

(a) Each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees the Notes and obligations of the Issuers hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (i) the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Note Guarantees shall be a guarantee of payment and not of collection.

(b) Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c) Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Note Guarantee or as provided for in this Indenture. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any, or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Note Guarantee without first proceeding against the Issuers or any other Guarantor.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph (d) shall survive the termination of this Indenture.

(e) Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Note Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.

SECTION 12.2 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 12.1, each Guarantor agrees that a notation of such Note Guarantee substantially in the form attached hereto as Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee. Such notation of Note Guarantee shall be signed on behalf of such Guarantor by an officer of such Guarantor (or, if an officer is not available, by a board member or director) on behalf of such Guarantor by manual or facsimile signature. In case the officer, board member or director of such Guarantor who shall have signed such notation of Note Guarantee shall cease to be such officer, board member or director before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed such notation of Note Guarantee had not ceased to be such officer, board member or director.

Each Guarantor agrees that its Note Guarantee set forth in Section 12.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantors.

The failure to endorse a Note Guarantee shall not affect or impair the validity thereof.

SECTION 12.3 Severability.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.4 Limitation of Subsidiary Guarantors’ Liability.

Each Subsidiary Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Note Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee, result in the obligations of such Subsidiary Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.

SECTION 12.5 Guarantors May Consolidate, Etc. on Certain Terms.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

(1) immediately after giving effect to such transactions, no Default or Event of Default exists; and

(2) either.

(A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or

(B) the Net Cash Proceeds of any such sale or other disposition of a Guarantor are applied in accordance with the provisions of Section 4.10 hereof; and

(3) the Company delivers, or causes to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel (upon which the Trustee shall be entitled to conclusively and exclusively rely), each stating that such sale, other disposition, consolidation or merger complies with the requirements of this Indenture.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles IV and V hereof, and notwithstanding clauses (1) and (2) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuers or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuers or another Guarantor.

SECTION 12.6 [Reserved].

SECTION 12.7 Release of a Subsidiary Guarantor.

The Note Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released:

(a) in the event of a sale or other transfer (by merger or otherwise) of Capital Interests in such Subsidiary Guarantor (including any sale, exchange or transfer) following which such Subsidiary Guarantor ceases to be a Restricted Subsidiary made in compliance with the applicable provisions of this Indenture;

(b) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with Section 4.21; or

(c) in connection with a Discharge, legal defeasance or covenant defeasance in compliance with Article VIII.

Any Subsidiary Guarantor not so released shall remain liable for the full amount of principal and interest on the Notes as provided in its Note Guarantee.

SECTION 12.8 Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 12.9 Future Guarantors.

Each Person that is required to become a Guarantor after the Issue Date pursuant to Section 4.20 shall promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Person shall become a Guarantor. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate (upon which the Trustee shall be entitled to conclusively and exclusively rely) to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 13.2 Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others address:

If to the Issuers or any Guarantor:

American Petroleum Tankers Parent LLC

345 Park Avenue, 29th Floor

New York, NY 10154

c/o The Blackstone Group L.P.

Facsimile: (215) 646-4391

Attention: Chief Executive Officer

With a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022-3921

Facsimile: (212) 593-5955

Attention: Eliot Relles

If to the Trustee:

The Bank of New York Mellon Trust Company, NA.

525 William Penn Place, 38th Floor

Pittsburgh, Pennsylvania 15259

Attn: Corporate Trust – Ms. Beth Mellinger

Facsimile: (412) 234-7535

The Issuers, the Guarantors and the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA. § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.3 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture, the Security Documents or the Notes. Each Issuer, each Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.4 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee upon request:

(a) an Officers’ Certificate (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been satisfied.

Notwithstanding the foregoing, no such Officers’ Certificate or Opinion of Counsel shall be given with respect to the authentication and delivery of the Initial Notes.

SECTION 13.5 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.6 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.7 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Issuers, the Guarantors or any of their Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuers’ or the Guarantor’s under the Notes, any Note Guarantee or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

SECTION 13.8 Governing Law.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY. The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Note Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13.9 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of Parent, the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10 Successors.

All agreements of the Issuers and the Guarantors in this Indenture and the Notes and the Note Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 13.11 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13 Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 13.14.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Holder list maintained under Section 2.5 here-under.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(e) If the Issuers shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 13.15 Intercreditor Agreements.

The Security Documents, the Notes, this Indenture, the Trustee, the Collateral Agent and the Holders are bound by the terms of the Intercreditor Agreements.

[Signatures on following page]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:	/s/ Thomas J. Provenzano
	Name:	Thomas J. Provenzano
	Title:	Vice President

[Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

ISSUERS:

AMERICAN PETROLEUM TANKERS PARENT LLC

By:	/s/ Robert K. Kurz
Name:	Robert K. Kurz
Title:	Authorized Signatory

AP TANKERS CO.

By:	/s/ Robert K. Kurz
Name:	Robert K. Kurz
Title:	Authorized Signatory

Signature Page to Indenture

GUARANTORS:

AMERICAN PETROLEUM TANKERS HOLDING LLC

By:	/s/ Robert K. Kurz
Name:	Robert K. Kurz
Title:	Authorized Signatory

AMERICAN PETROLEUM TANKERS LLC

By:	/s/ Robert K. Kurz
Name:	Robert K. Kurz
Title:	Authorized Signatory

APT INTERMEDIATE HOLDCO

By:	/s/ Robert K. Kurz
Name:	Robert K. Kurz
Title:	Authorized Signatory

APT SUNSHINE STATE LLC

By:	/s/ Robert K. Kurz
Name:	Robert K. Kurz
Title:	Authorized Signatory

JV TANKER CHARTERER LLC

By:	/s/ Robert K. Kurz
Name:	Robert K. Kurz
Title:	Authorized Signatory

PI 2 PELICAN STATE LLC

By:	/s/ Robert K. Kurz
Name:	Robert K. Kurz
Title:	Authorized Signatory

Signature Page to Indenture

EXHIBIT A

FORM OF 101/4% FIRST PRIORITY SENIOR SECURED NOTE

(Face of 101/4% First Priority Senior Secured Note)

101/4% First Priority Senior Secured Notes due 2015

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

[Restricted Notes Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i)(a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION

Exhibit A-1

REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[OID Legend]

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: AMERICAN PETROLEUM TANKERS PARENT LLC, 345 PARK AVENUE, 29th FLOOR, NEW YORK, NY 10154, C/O THE BLACKSTONE GROUP L.P., ATTENTION: CHIEF EXECUTIVE OFFICER.

Exhibit A-2

AMERICAN PETROLEUM TANKERS PARENT LLC

AP TANKERS CO.

10 1/4% FIRST PRIORITY SENIOR SECURED NOTE DUE 2015

No. __________	INITIAL NOTES CUSIP:
[ ] [ ]
INITIAL NOTES ISIN:
[ ] [ ]

American Petroleum Tankers Parent LLC and AP Tankers Co. promise to pay to Cede & Co. or registered assigns, the principal sum of [            ] $[            ]) on May 1, 2015.

Interest Payment Dates: May 1 and November 1, beginning November 1, 2010

Record Dates: April 15 and October 15

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

Exhibit A-3

AMERICAN PETROLEUM TANKERS PARENT LLC

By:
Name:
Title:

AP TANKERS CO.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the 10 1/4% First Priority Senior Secured Notes referred to in the within-mentioned Indenture: Dated: May 17, 2010

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely as Trustee

By:
Authorized Signatory

Exhibit A-4

(Reverse of 10 1/4% First Priority Senior Secured Note)

10  1/4% First Priority Senior Secured Notes due 2015

AMERICAN PETROLEUM TANKERS PARENT LLC

AP TANKERS CO.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest.

(a) American Petroleum Tankers Parent LLC, a Delaware limited liability company (the “Company”) and AP Tankers Co., a Delaware corporation, a wholly owned subsidiary of the Company (the “Co-Issuer” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note (the “Notes”) at the rate of 101/4% per annum. The Issuers will pay interest in United States dollars (except as otherwise provided herein) semiannually in arrears on May 1 and November 1, commencing on November 1, 2010 or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including May 17, 2010; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after May 17, 2010), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. It shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

[(b) Registration Rights Agreement. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement dated as of May 17, 2010 among the Issuers, the Guarantors party thereto and the Initial Purchasers.] 1

(2) Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the May 1 and November 1 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and

[1]	To be included only in the Initial Notes on the Issue Date and any Additional Notes that bear the Restricted Legend.

Exhibit A-5

interest on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Issuers and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3) Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. American Petroleum Tankers Parent LLC, AP Tankers Co. or any of their respective Restricted Subsidiaries may act in any such capacity.

(4) Indenture. The Issuers issued the Notes under an Indenture, dated as of May 17, 2010 (the “Indenture”), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Notes issued on the Issue Date are first priority senior secured Obligations of the Issuers limited to $285,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium and interest on outstanding Notes as set forth in Paragraph 2 hereof. The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

The payment of principal and interest on the Notes is unconditionally guaranteed on a senior basis by the Guarantors.

(5) Optional Redemption.

(a) The Notes may be redeemed, in whole or in part, at any time prior to May 1, 2012, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b) In addition, the Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after May 1, 2012 upon not less than 30 nor more than 60 days’ notice mailed by first-class mail to each Holder’s registered address at the Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date), if redeemed during the 12-month period beginning May 1 of the years indicated:

Year	Percentage
2012	105.125%
2013	102.563%
2014 and thereafter	100.000%

Exhibit A-6

(c) In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraphs (a) and (b), prior to May 1, 2012, the Issuers may,

(i) with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 110.250% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of the Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Issuers or their Subsidiaries) and that any such notice of redemption occurs within 90 days following the closing of any such Qualified Equity Offering and/or

(ii) redeem a portion of the Notes upon not less than 30 not more than 60 days’ notice, at a redemption price of 103% of principal amount thereof, plus accrued and unpaid interest to the applicable redemption date, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date; provided that in no event may the Issuers redeem more than 10% of the original aggregate principal amount of the Notes issues in this offering pursuant to the provisions of this paragraph during any twelve month period.

(6) Mandatory Redemption. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) Repurchase at Option of Holder.

(a) Upon the occurrence of certain events, the Issuers may be required to commence an Offer to Purchase pursuant to an Asset Sale Offer, Event of Loss Offer, a Change of Control Offer or an Escrow Proceeds Offer.

(b) Holders of the Notes that are the subject of an Offer to Purchase will receive notice of an Offer to Purchase pursuant to an Asset Sale Offer, Event of Loss Offer, a Change of Control Offer or an Escrow Proceeds Offer from the Issuers prior to any related Purchase Date and may elect to have such Notes purchased by completing the form titled “Option of Holder to Elect Purchase” appearing below.

(8) Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to the redemption date if such notice is issued in connection with Article

Exhibit A-7

8 or Article 12) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof), unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on the Notes or portions hereof called for redemption.

(9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The transfer of the Notes may be registered. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, they need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.

(11) Amendment, Supplement and Waiver. Subject to the following paragraphs, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including waivers obtained in connection with a tender offer or exchange offer for the Notes.

Without the consent of any Holders, the Issuers, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, the Guarantees and the Security Documents for any of the following purposes:

(1) to evidence the succession of another Person to either Issuer or any Guarantor and the assumption by any such successor of the covenants of such Issuer or such Guarantor in the Indenture, the Guarantees, the Security Documents and in the Notes;

(2) to add to the covenants of the Issuers or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuers or the Guarantors;

(4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5) to evidence and provide for the acceptance of appointment under the Indenture and the Security Documents by a successor Trustee or Collateral Agent;

Exhibit A-8

(6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7) to add to the Collateral securing the Notes, to add a Guarantor or to release a Guarantor in accordance with the Indenture;

(8) to cure any ambiguity, defect, omission, mistake or inconsistency;

(9) to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company;

(10) to conform the text of the Indenture, the Security Documents or the Notes to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of the Notes”;

(11) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Trustee on behalf of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Note Obligations under the Indenture and the Notes, in any property or awls, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise;

(12) to release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents, the Intercreditor Agreements or the Indenture; or

(13) to secure any Permitted Additional Pari Passu Obligations under the Security Documents and to appropriately include the same in the Intercreditor Agreements.

Subject to the preceding paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuers, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture or amend the Security Documents and the Intercreditor Agreements (together with the other consents required thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture or amendment shall, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due

Exhibit A-9

and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,

(2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,

(3) modify the obligations of the Issuers to make Offers to Purchase (a) from the Excess Proceeds of Asset Sales or Excess Loss Proceeds from an Event of Loss if such modification was done after the occurrence of such Asset Sale or Event of Loss, as applicable, or (b) upon a Change of Control if such modification was done after the occurrence of such Change of Control,

(4) subordinate, in right of payment, the Notes to any other Debt of the Issuers,

(5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

(6) release any Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).

In addition, any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes or otherwise modifying the Intercreditor Agreements in any manner adverse in any material respect to the Holders of the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding. In addition, any changes to the provisions of the Escrow Agreement relating to the release of Escrow Proceeds or to making an Escrow Proceeds Offer and that are materially adverse to the Holders will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, subject to the exceptions set forth in the Indenture.

Exhibit A-10

(12) Defaults and Remedies. Events of Default include:

(1) default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) failure to perform or comply with the provisions described under Section 5.1 of the In-denture;

(4) except as permitted by the Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be, or it shall be asserted by any Guarantor or the Issuers not to be, in full force and effect and enforceable in accordance with its terms (except as specifically provided in the Indenture);

(5) default in the performance, or breach, of (i) any covenant or agreement of either Issuer or any Guarantor in the Indenture (other than a (x) covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2) (3) or (4) above or (y) a covenant or agreement contained in Section 4.3 of the Indenture), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes or (ii) any covenant or agreement contained in Section 4.3 of the Indenture and continuance of such default or breach for a period of 120 days after written notice thereof has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary of the Company (other than Indebtedness owed to the Company or a Restricted Subsidiary) having, individually or in the aggregate, a principal or similar amount outstanding of at least $10.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $10.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7) the entry against either Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final nonappealable judgment or final nonappealable judgments for the payment of money in an aggregate amount in excess of $10.0 million (other than any judgments covered by indemnities or insurance policies as to which liability coverage has not been denied by the insurance company or indemnifying party), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

Exhibit A-11

(8) (i) American Petroleum Tankers Parent LLC or AP Tankers Co., any Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Code:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(d) makes a general assignment for the benefit of its creditors, or

(e) admits, in writing, its inability generally to pay its debts as they become due; or (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Code that:

(a) is for relief against American Petroleum Tankers Parent LLC or AP Tankers Co., any Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case;

(b) appoints a Custodian of American Petroleum Tankers Parent LLC or AP Tankers Co., any Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of American Petroleum Tankers Parent LLC or AP Tankers Co or any of its Restricted Subsidiaries;

(c) orders the liquidation of American Petroleum Tankers Parent LLC or AP Tankers Co. or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(9) unless all of the Collateral has been released from the Note Liens in accordance with the provisions of the Security Documents, default by either Issuer or any of its Restricted Subsidiaries or Guarantors in the performance of the Security Documents which adversely affects in any material respect the enforceability, validity, perfection or priority of the Note Liens on a material portion of the Collateral (but excluding Excluded Assets), the repudiation or disaffirmation by either Issuer or any of its Restricted Subsidiaries or Guarantors of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against either Issuer or any Guarantor (or group of Guarantors) that is a Significant Subsidiary party thereto for any reason with respect to a material portion of

Exhibit A-12

the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents) or otherwise cured within 60 days after the Issuers receive written notice thereof specifying such occurrence from the Trustee or the Holders of at least 66 2/3% of the outstanding principal amount of the Note Obligations and demanding that such default be remedied.

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the either Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuers (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 30 days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) above occurs with respect to either Issuer, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(13) Trustee Dealing with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, the Guarantors or their respective Affiliates, and may otherwise deal with the Issuers, the Guarantors or their respective Affiliates, as if it were not the Trustee.

(14) No Recourse Against Others. No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Issuers, the Guarantors or any of their respective Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuers under the Notes, any Guarantee, the Indenture or the Security Documents by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

(15) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

Exhibit A-13

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP, ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

American Petroleum Tankers Parent LLC

345 Park Avenue, 29th Floor

New York, NY 10154

c/o The Blackstone Group L.P.

Facsimile: (215) 646-4391

Attention: Chief Executive Officer

Exhibit A-14

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

Exhibit A-15

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Sections 4.10 (Asset Sale), 4.14 (Change of Control), 4.16 (Event of Loss) or 4.22 (Escrow of Proceeds; Escrow Proceeds Offer) of the Indenture, check the box below:

☐ Section 4.10	☐ Section 4.14	☐ Section 4.16	☐ Section 4.22

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, 4.14, 4.16 or 4.22 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.:

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

Exhibit A-16

CERTIFICATE TO BE DELIVERED UPON

EXCHANGE OR REGISTRATION

OF TRANSFER RESTRICTED NOTES

American Petroleum Tankers Parent LLC

345 Park Avenue, 29th Floor

New York, NY 10154

c/o The Blackstone Group L.P.

Facsimile: (215) 646-4391

Attention: Chief Executive Officer

The Bank of New York Mellon Trust Company, N.A., as Trustee

525 William Penn Place, 38th Floor

Pittsburgh, Pennsylvania 15259

Facsimile: (412) 234-7535

Attention: Corporate Trust – Ms. Beth Mellinger

Re:	American Petroleum Tankers Parent LLC
AP Tankers Co.
10 1/4% Senior Secured Note due 2015
CUSIP #

Reference is hereby made to that certain Indenture dated May 17, 2010 (the “Indenture”) among American Petroleum Tankers Parent LLC (the “Company”), AP Tankers Co. (the “Co-Issuer” and together with the Company, the “Issuers”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $                 principal amount of Notes held in (check applicable space)              book-entry or                  definitive form by the undersigned.

The undersigned                          (transferor) (check one box below):

☐ hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture; or

☐ hereby requests the Trustee to exchange or register the transfer of a Note or Notes to (transferee).

Exhibit A-17

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(b) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1) ☐ to the Issuers or any of their subsidiaries; or

(2) ☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(3) ☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder.

Exhibit A-18

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]
Dated:

NOTICE: To be executed by an executive officer

Exhibit A-19

SCHEDULE OF EXCHANGES OF 10 1/4% FIRST PRIORITY SENIOR SECURED NOTES

The following exchanges of a part of this Global Note for other 10 1/4% First Priority Senior Secured Notes have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or 10 1/4% First Priority Senior Secured Note Custodian

Exhibit A-20

EXHIBIT B

FORM OF NOTATIONAL GUARANTEE

The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under that certain Indenture, dated as of May 17, 2010, by and among American Petroleum Tankers Parent LLC (the “Company”), AP Tankers Co. (the “Co-Issuer” and, together with the Company, the “Issuers), the Guarantors party thereto and the Trustee (as amended and supplemented from time to time, the “Indenture”) and any additional Guarantors) has guaranteed the Notes and the obligations of the Issuers under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes of the Issuers, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms set forth in Article XII of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Note Guarantee or the Indenture.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.

No stockholder, employee, officer, director or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Note Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator.

This is a continuing Note Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuers’ obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Note Guarantee of payment and not of collectability.

This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. The Obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

Exhibit B-1

THE TERMS OF ARTICLE XII OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of

[NAME OF GUARANTOR]

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

American Petroleum Tankers Parent LLC

345 Park Avenue, 29th Floor

New York, NY 10154

c/o The Blackstone Group L.P.

Facsimile: (215) 646-4391

Attention: Chief Executive Officer

The Bank of New York Mellon Trust Company, NA.

525 William Penn Place, 38th Floor

Pittsburgh, Pennsylvania 15259

Attn: Corporate Trust – Ms. Beth Mellinger

Telecopy No.: (412) 234-7535

Re:	American Petroleum Tankers Parent LLC (the “Company”) and AP Tankers Co. (the “Co-Issuer” and, together with the Company, the “Issuers”) 101/4 % First Priority Senior Secured Notes due 2015 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $             aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

Exhibit C-1

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

Exhibit C-2

EXHIBIT D

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S]

American Petroleum Tankers Parent LLC

345 Park Avenue, 29th Floor

New York, NY 10154

c/o The Blackstone Group L.P.

Facsimile: (215) 646-4391

Attention: Chief Executive Officer

The Bank of New York Mellon Trust Company, NA.

525 William Penn Place, 38th Floor

Pittsburgh, Pennsylvania 15259

Attn: Corporate Trust – Ms. Beth Mellinger

Telecopy No.: (412) 234-7535

Re:	American Petroleum Tankers Parent LLC (the “Company”) and AP Tankers Co. (the “Co-Issue?’ and, together with the Company, the “Issuers”) 101/4 % First Priority Senior Secured Notes due 2015 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $             aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

Exhibit D-1

The Company and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

Exhibit D-2